SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.         )

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ASHLAND INC.

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Ashland Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held January 26, 2006

To our Shareholders:

Ashland Inc. will hold its Annual Meeting of Shareholders on Thursday, January 26, 2006, at 10:30 a.m. Eastern Standard Time at the Metropolitan Club, 50 E. RiverCenter Boulevard, Covington, Kentucky. Ashland’s shareholders will act on the following matters at the Annual Meeting or any adjournment of that meeting:

(1)	To elect three directors: Roger W. Hale, Patrick F. Noonan, and George A. Schaefer, Jr.;

(2)	To ratify the appointment of Ernst & Young LLP as independent auditors for fiscal 2006;

(3)	To approve the 2006 Ashland Inc. Incentive Plan; and

(4)	To consider any other business properly brought before the Annual Meeting.

Only shareholders of record at the close of business on November 21, 2005, are entitled to vote at the Annual Meeting or any adjournment of that meeting. If you are a participant in Ashland’s Employee Savings Plan (the “Employee Savings Plan”) or Leveraged Employee Stock Ownership Plan (the “LESOP”), your vote will constitute voting instructions to the Trustee of the respective plan concerning shares held in your account.

In order that your Ashland Common Stock may be represented at the Annual Meeting, please vote in person, by telephone, over the Internet or by mailing your proxy card. Our proxy tabulator, National City Bank or its agent, must receive all voting instructions to the Trustee of the Employee Savings Plan and the LESOP, whether given by telephone, over the Internet or by mail, before midnight Eastern Standard Time on Monday, January 23, 2006.

By Order of the Board of Directors,

DAVID L. HAUSRATH

Senior Vice President,

General Counsel and Secretary

Covington, Kentucky

December 9, 2005

Ashland Inc.

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	What am I voting on?

A:	(1) Election of three directors (Roger W. Hale, Patrick F. Noonan, and George A. Schaefer, Jr.);

(2)	Ratification of Ernst & Young LLP (“E&Y”) as Ashland’s independent auditors for fiscal 2006; and

(3)	Approval of the 2006 Ashland Inc. Incentive Plan.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Shareholders at the close of business on November 21, 2005 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, there were 72,012,117 shares of Ashland Common Stock outstanding. Each share of Ashland Common Stock is entitled to one vote.

Q:	Who can attend the Annual Meeting?

A:	All Ashland shareholders on the Record Date are invited to attend the Annual Meeting, although seating is limited. If your shares are held in the name of a nominee (e.g., through a bank or broker), you will need to bring a proxy or letter from that nominee that confirms you are the beneficial owner of those shares.

Q:	When will the proxy statement and proxy card be mailed to Ashland shareholders?

A:	The proxy statement and proxy card will be mailed to Ashland shareholders on or about December 19, 2005.

Q:	How do I vote?

A:	If your shares are registered in the name of a nominee, follow the instructions provided by your nominee to vote your shares. If your shares are registered in your name:

You may vote in person at the Annual Meeting.

You may vote by telephone.    You may vote by telephone regardless of whether you receive your Annual Meeting materials through the mail or over the Internet. Simply follow the instructions on your proxy card or electronic access notification. If you vote by telephone, you should not vote over the Internet or mail in your proxy card.

You may vote over the Internet.    You may vote over the Internet regardless of whether you receive your Annual Meeting materials through the mail or over the Internet. Simply follow the instructions on your proxy card or electronic access notification. If you vote over the Internet, you should not vote by telephone or mail in your proxy card.

You may vote by mail.    If you received a proxy card through the mail, simply complete and sign your proxy card and mail it in the enclosed prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If no voting specification is made on your signed and returned proxy card, James J. O’Brien or David L. Hausrath, as proxies named on the proxy card, will vote FOR the election of the three director nominees, FOR the ratification of E&Y and FOR the approval of the 2006 Ashland Inc. Incentive Plan. If you vote by mail, you should not vote by telephone or over the Internet.

Q:	Can I change my vote once I vote by mail, by telephone or over the Internet?

A:	Yes. You have the right to change or revoke your proxy (1) at any time before the Annual Meeting by (a) notifying Ashland’s Secretary in writing, (b) returning a later-dated proxy card, or (c) entering a later-dated telephone or Internet vote; or (2) voting in person at the Annual Meeting. However, any changes or revocations of voting instructions to the Trustee of the Leveraged Employee Stock Ownership Plan (the “LESOP”) and Ashland’s Employee Savings Plan (the “Employee Savings Plan”) must be received by our proxy tabulator, National City Bank or its agent, before midnight Eastern Standard Time on Monday, January 23, 2006.

Q:	Who counts the vote?

A:	Representatives of National City Bank or its agent will tabulate the votes and will act as the inspector of election.

Q:	Is my vote confidential?

A:	Yes. Your vote is confidential.

Q:	What shares are included in the proxy card?

A:	Your proxy card represents all shares of Ashland Common Stock that are registered in your name and any shares you hold in Ashland’s Open Enrollment Dividend Reinvestment and Stock Purchase Plan (the “DRP”), the LESOP or the Employee Savings Plan. If your shares are held through a nominee, you will receive either a voting instruction form or a proxy card from the nominee to vote your shares.

Q:	How do I vote my shares in the DRP?

A:	Shares of Ashland Common Stock credited to your account in the DRP will be voted by National City Bank, the plan administrator, in accordance with your voting instructions.

Q:	How will the Trustee of the Employee Savings Plan and the LESOP vote?

A:	Each participant in the Employee Savings Plan or the LESOP will instruct the Trustee how to vote the shares of Ashland Common Stock credited to the participant’s account in each plan. This instruction also applies to a proportionate number of those shares of Ashland Common Stock allocated to participants’ accounts but for which voting instructions are not timely received by the Trustee. These shares are referred to as Non-Directed shares. Each participant who gives the Trustee such an instruction acts as a named fiduciary for the plans under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Q:	Can a plan participant vote the Non-Directed shares differently from shares credited to his or her account?

A:	Yes. Any participant in the Employee Savings Plan or the LESOP who wishes to vote the Non-Directed shares differently from the shares credited to his or her account or who wishes not to vote the Non-Directed shares at all may do so by requesting a separate voting instruction card from National City Bank, Corporate Trust Administration, Dept. 3116, 629 Euclid Avenue, Suite 635, Cleveland, Ohio 44114-3484.

Q:	What constitutes a quorum?

A:

As of the Record Date, 72,012,117 shares of Ashland Common Stock were outstanding. A majority of the outstanding shares present in person or by proxy is required to constitute a quorum to transact business at the Annual Meeting. If you vote in person, by telephone, over the Internet or by returning a properly executed proxy card, you will be considered a part of that quorum. Abstentions and broker non-votes (i.e., when a broker does not have authority to vote on a specific issue) will be treated as present for the purpose of determining a quorum but as unvoted shares for the purpose of determining the approval of any matter submitted to the shareholders for a vote. Abstentions and broker non-votes will have no effect on the election of directors or matters decided by a plurality vote.

Q:	What vote is required for passage of each of the proposals up for consideration at the Annual Meeting?

A:	(1) Election of directors – Under Ashland’s By-laws, the three nominees receiving the greatest number of votes will be elected directors at the Annual Meeting.

(2)	Ratification of auditors – Submission of the appointment of E&Y to Ashland’s shareholders is not required. However, the appointment will be deemed ratified if votes cast in its favor exceed votes cast against it.

(3)	Approval of 2006 Ashland Inc. Incentive Plan – The Incentive Plan will be approved if the votes cast in its favor exceed votes cast against it.

Q:	Where can I find the voting results of the meeting?

A:	We intend to announce preliminary voting results at the meeting. We will publish the final results in a press release or in our Quarterly Report on Form 10-Q for the first quarter of fiscal 2006. You can obtain a copy of the Form 10-Q by logging on to our website at http://www.ashland.com, by calling the Securities and Exchange Commission (the “SEC”) at 1-800-SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at http://www.sec.gov.

Q:	May I receive future shareholder communications over the Internet?

A:	Yes. You may consent to access future shareholder communications (e.g., annual reports, proxy statements, and interim communications) from us or on our behalf over the Internet instead of receiving those documents in the mail. Providing such communications over the Internet will reduce our printing and postage costs and the number of paper documents you would otherwise receive. If you give your consent, in the future, when, and if, material is available over the Internet, you will receive notification that will contain the Internet location of the material. There is no cost to you for this service other than charges you may incur from your Internet, telephone and/or cable provider. Once you give your consent, it will remain in effect until you inform us otherwise. To give your consent, if your shares are registered in your name, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the proxy card when you vote by mail. If your shares are registered in the name of a nominee, follow the directions provided by such nominee if this option is available. Paper copies of shareholder communications may be requested by contacting National City Bank at 1-800-622-6757.

ITEMS TO BE VOTED ON BY SHAREHOLDERS

ELECTION OF DIRECTORS

Item 1

Board of Directors

Ashland was originally organized on March 15, 2004, as New EXM Inc., a Kentucky corporation and an indirect wholly-owned subsidiary of Ashland Inc. (“Old Ashland”), a Kentucky corporation organized on October 22, 1936. On June 30, 2005, Old Ashland transferred its 38% interest in Marathon Ashland Petroleum LLC, now known as Marathon Petroleum Company LLC (“MAP”), a former joint venture with Marathon Oil Corporation (“Marathon”) and two additional businesses to Marathon (the “MAP Transaction”). The two other businesses were Ashland’s maleic anhydride business and 60 Valvoline Instant Oil Change centers in Michigan and northwest Ohio. As a result of the MAP Transaction, the Company changed its name to “Ashland Inc.” and the existing businesses of Old Ashland, other than those transferred to Marathon, are owned by the Company, the successor to Old Ashland through a series of mergers. The terms “Ashland” and the “Company” as used herein include Ashland Inc. and its predecessors, except where the context indicates otherwise.

The Board of Directors is currently made up of ten directors, divided into three classes. The three individuals nominated for election as Class II directors at the 2006 Annual Meeting are Roger W. Hale, Patrick F. Noonan, and George A. Schaefer, Jr. The Governance and Nominating Committee (the “G&N Committee”) has confirmed that all three nominees will be available for election as directors and recommends them for election. The nominees will be elected to serve a three-year term until the 2009 Annual Meeting. Ashland’s Board of Directors has adopted a policy providing for a 15-year term limit for directors, subject to the ability of the G&N Committee to make an exception, with the approval of a majority of independent directors, that it would be in the best interest of Ashland’s shareholders to retain the director. Mr. Noonan has served for 15 years; however, the Board has nominated Mr. Noonan for election due to his meritorious service, expertise in environmental matters and the desire for continuity on the Board at this time. Mr. Noonan plans to retire from the Board at the 2007 Annual Meeting, after serving one year of his three-year term.

Shareholders may vote for no more than three directors at the Annual Meeting. Pursuant to Ashland’s By-laws, the three nominees receiving the greatest number of votes will be elected. If no voting specification is made on a properly returned or voted proxy card, James J. O’Brien and David L. Hausrath (proxies named on the proxy card) will vote FOR the election of the three nominees. If any of the nominees should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies may vote for a replacement nominee recommended by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. At this time, the Board of Directors knows of no reason why any of the nominees may not be able to serve as a director if elected.

The Board of Directors recommends a vote FOR Roger W. Hale, Patrick F. Noonan and George A. Schaefer, Jr. for election as Class II directors at the 2006 Annual Meeting.

A description of each of Ashland’s directors, and a description of the committees of the Board of Directors, can be found on pages 5 through 9 of this Proxy Statement. For a report on the Ashland Common Stock ownership of Ashland’s directors and certain officers, see the “Stock Ownership” chart on page 15 of this Proxy Statement.

Nominees for Election at the 2006 Annual Meeting

Class II Directors

(Term expiring in 2009)

Roger W. Hale	Director since 2001
Mr. Hale, 62, served as Chairman of the Board and Chief Executive Officer of LG&E Energy Corporation, a diversified energy services company headquartered in Louisville, Kentucky, from August 1990 until retiring in April 2001. Prior to joining LG&E Energy, he was Executive Vice President of BellSouth Corporation, a communications services company in Atlanta, Georgia. From 1966 to 1986, Mr. Hale held several executive positions with AT&T Co., a communications services company, including Vice President, Southern Region from 1983 to 1986. Mr. Hale holds a Bachelor of Arts degree from the University of Maryland and a Master of Science in Management from the Massachusetts Institute of Technology, Sloan School of Management. Mr. Hale is also a Director of H&R Block, Inc., where he has served as the Presiding Director of the Board of Directors since September 2004, and is Chairman of the Executive Committee of the Board of Directors and a member of the Audit, Compensation and Governance and Nominating Committees. Mr. Hale is Chairman of Ashland’s Audit Committee and is a member of the Environmental, Health & Safety Committee.

Patrick F. Noonan	Director since 1991
Mr. Noonan, 63, is founder and Chairman Emeritus of The Conservation Fund; a non-profit organization dedicated to conserving America’s natural and historic heritage. A former president of The Nature Conservancy, he is a founder of the American Farmland Trust, and currently serves on its President’s Council. He is a Trustee of the National Geographic Society and Vice Chairman of the National Geographic Education Foundation. Mr. Noonan holds a Masters in Business Administration from American University and a Masters in City and Regional Planning from Catholic University. Mr. Noonan has also served as a Director of International Paper and presently serves as a Director of Saul Centers REIT. A former Trustee of Gettysburg College, he is currently a member of the Board of Visitors of Duke University’s Nicholas School of the Environment. He has served on three Presidential Commissions – the President’s Commission on Americans Outdoors, the President’s Commission on Environmental Quality and presently serves as a member of the President’s Commission on White House Fellows. Mr. Noonan is a member of Ashland’s Environmental, Health & Safety, Finance and Personnel & Compensation Committees.

George A. Schaefer, Jr.	Director since 2003
Mr. Schaefer, 60, is President and Chief Executive Officer of Fifth Third Bancorp headquartered in Cincinnati, Ohio. Prior to this position, he held several executive positions with Fifth Third, including President and Chief Operating Officer. Mr. Schaefer holds a Bachelor of Science degree from the U.S. Military Academy at West Point and a Masters in Business Administration from Xavier University. He is also a Director of Wellpoint, a member of the Board of Trustees of the University of Cincinnati, a member of the Board of Trustees of the Health Alliance of Cincinnati, and a member of The Greater Cincinnati Airport Board of Trustees. Mr. Schaefer is a member of Ashland’s Audit, Finance and Governance & Nominating Committees.

Continuing Directors Not Up for Election at the 2006 Annual Meeting

Class III Directors

(Term expiring in 2007)

Ernest H. Drew	Director since 1998
Dr. Drew, 68, served as Chief Executive Officer of the Industries and Technology Group of Westinghouse Electric Corporation until retiring in 1998. Prior to this position, he was a member of the Board of Management (Vorstand) of Hoechst AG from 1995 to June 1997. He was President and Chief Executive Officer of Hoechst Celanese Corporation from 1988 to 1994. He held various management positions at Celanese Corporation from 1966 to 1987. Dr. Drew holds a Bachelor of Science degree in chemistry from the University of Georgia and a PhD in organic chemistry from the University of Illinois. Dr. Drew is also a Director of Public Service Enterprise Group Inc., Thomas and Betts Corporation and UQM Technologies Inc. He has been a member of all of the committees of these corporations. He is also a Director of Direct Relief International, a non-profit corporation. Dr. Drew is Chairman of Ashland’s Environmental, Health & Safety Committee and is a member of the Audit and Governance and Nominating Committees.

Mannie L. Jackson	Director since 1994
Mr. Jackson, 66, is Chairman of the Board and Chief Executive Officer of the Harlem Globetrotters International, Inc. Prior to the Harlem Globetrotters, he was a Senior Vice President of Honeywell Inc. Mr. Jackson holds a Bachelor of Science and Education degree from the University of Illinois. Mr. Jackson has also served as a Director of Reebok International, Stanley Works, Jostens and True North. He is currently a Director and Vice Chairman of the Basketball Hall of Fame. He is a founding member and former president of The Executive Leadership Council, providing African-American executives with a network and leadership forum to promote excellence in business, economic and public policies. Mr. Jackson is Chairman of Ashland’s Governance & Nominating Committee and is a member of the Personnel & Compensation Committee.

Theodore M. Solso	Director since 1999
Mr. Solso, 58, is Chairman of the Board and Chief Executive Officer of Cummins Inc. Prior to this position he held several executive positions with Cummins, including President and Chief Operating Officer. Mr. Solso holds a Bachelor of Arts degree in psychology from DePauw University and a Masters in Business Administration from Harvard University. He is also a Director of Irwin Financial Corporation and Ball Corporation, serves as a Director of the Cummins Foundation and the Indiana Economic Development Corp. and serves as a Trustee of DePauw University. Mr. Solso is Chairman of Ashland’s Personnel & Compensation Committee and is a member of the Governance & Nominating Committee.

Michael J. Ward	Director since 2001
Mr. Ward, 55, is Chairman of the Board and Chief Executive Officer of CSX Corporation. Prior to this position, he was President of CSX Transportation (CSXT), the corporation’s rail unit. Mr. Ward holds a Bachelor’s degree from the University of Maryland and a Masters in Business Administration from the Harvard Business School. Mr. Ward currently serves as Chairman of the Association of American Railroads’ Board of Directors. He is also a Director of Center for Energy and Economic Development, City Year, and Take Stock in Children. His other business affiliations include The Florida Council of 100, The Business Roundtable, and The Kentucky Coal Council. Mr. Ward is Chairman of Ashland’s Finance Committee and is a member of the Audit and Personnel & Compensation Committees.

Continuing Directors Not Up for Election at the 2006 Annual Meeting

Class I Directors

(Term expiring in 2008)

Bernadine P. Healy, M.D.	Director since 1998
Dr. Healy, 61, is a columnist and health editor for U.S. News and World Report. Prior to this position, she served as President and Chief Executive Officer of the American Red Cross, and Dean, College of Medicine and Public Health, and Professor of Medicine, The Ohio State University. Ms. Healy holds a Bachelor of Arts degree from Vassar College and a Doctor of Medicine from Harvard University. Dr. Healy is also a Director of National City Corporation, where she serves on the Compensation & Organization and Nominating & Board of Directors Governance committees, The Progressive Corporation, where she serves on the Compensation Committee and Invacare, Inc. She is also a Trustee of Battelle Memorial Institute where she serves on the Human Resources & Compensation Committee. Dr. Healy is a member of Ashland’s Audit, Environmental, Health & Safety and Governance & Nominating Committees.

Kathleen Ligocki	Director since 2004
Ms. Ligocki, 49, is President and Chief Executive Officer of Tower Automotive, Inc. and has served in such capacities since August 2003. Tower Automotive filed to reorganize under Chapter 11 of the U.S. Bankruptcy Code on February 2, 2005, and is in the process of restructuring its North American operations. Prior to joining Tower Automotive, Ms. Ligocki worked at the Ford Motor Company, United Technologies and General Motors Corporation. Ms. Ligocki holds a Bachelor of Arts in Liberal Studies from Indiana University, a Masters in Business Administration from The Wharton School at the University of Pennsylvania and an honorary doctorate of Humane Letters from Indiana University. She is an Executive Board member for the Automotive Women’s Association. She serves on several charitable/educational advisory boards including the St. Vincent/Sarah Fisher Center for Children, Kettering University and the National Defense University in Washington, D.C. Ms. Ligocki is a member of Ashland’s Environmental, Health & Safety, Finance and Personnel & Compensation Committees.

James J. O’Brien	Director since 2002
Mr. O’Brien, 51, is Ashland’s Chairman of the Board and Chief Executive Officer. Prior to being named to this position, Mr. O’Brien was President and Chief Operating Officer of Ashland and Senior Vice President and Group Operating Officer of Ashland. He also served as the President of Valvoline from 1995 to 2001. Mr. O’Brien holds a Bachelor’s degree in accounting and finance and a Masters in Business Administration from Ohio State University. He serves as a member of the Dean’s Advisory Council for the Fisher Graduate College of Business at Ohio State. A volunteer “big brother” with Big Brothers/Big Sisters of the Bluegrass, Mr. O’Brien also serves on the organization’s national board of directors. He is a member of the American Chemistry Council, Chairman of the Board of Trustees for Midway College in Kentucky, and is a member of the Association of Governing Boards of Universities and Colleges.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has five committees: Audit Committee; Environmental, Health and Safety Committee; Finance Committee; Governance and Nominating Committee; and Personnel and Compensation Committee. All Committees are composed entirely of independent directors. During fiscal 2005, nine meetings of the Board of Directors were held. Each current director attended at least 76.5% of the total meetings of the Board of Directors and the Committees on which he or she served. Overall attendance at Board of Directors and Committee meetings was 93.9%. The following table describes the members of each of the Committees, its primary responsibilities and the number of meetings held during fiscal 2005.

Meetings and Current Members	Summary Responsibilities

AUDIT COMMITTEE

Meetings in fiscal 2005: 5

The Committee also met four times to discuss and review Ashland’s earnings and to approve Ashland’s earnings press releases.

Members:

Roger W. Hale (Chairman)

Ernest H. Drew

Bernadine P. Healy

George A. Schaefer, Jr.

Michael J. Ward

•      Oversees Ashland’s financial reporting process

•      Oversees the implementation and maintenance of effective systems of internal accounting and financial controls (including internal control over financial reporting)

•      Oversees performance of Ashland’s internal audit function and independent auditors

•      Selects independent auditors based on qualification and independence and approves audit fees and services performed by independent auditors

•      Reviews Ashland’s legal and regulatory compliance programs

•      Provides direct and open avenue of communication between Ashland’s internal auditors, its independent auditors and the Board of Directors

ENVIRONMENTAL, HEALTH AND SAFETY COMMITTEE Meetings in fiscal 2005: 2 Members: Ernest H. Drew (Chairman) Roger W. Hale Bernadine P. Healy Kathleen Ligocki Patrick F. Noonan

•      Oversees Ashland’s environmental, health and safety compliance practices

•      Reviews environmental, health and safety regulatory trends

•      Reviews Ashland’s environmental, health and safety policies, programs and practices

•      Oversees selection of Ashland’s environmental, health and safety compliance advisors

FINANCE COMMITTEE Meetings in fiscal 2005: 2 Members: Michael J. Ward (Chairman) Kathleen Ligocki Patrick F. Noonan George A. Schaefer, Jr.

•      Reviews Ashland’s current and contemplated funding requirements

•      Oversees significant financial issues such as capital structure, dividend action, offerings of debt or equity securities and major borrowings

•      Reviews post audits of major capital investments

•      Oversees funding and investment policy related to employee benefit plans

•      Monitors and reviews Ashland’s use of derivatives

Meetings and Current Members	Summary Responsibilities
GOVERNANCE AND NOMINATING COMMITTEE Meetings in fiscal 2005: 4 Members: Mannie L. Jackson (Chairman) Ernest H. Drew Bernadine P. Healy George A. Schaefer, Jr. Theodore M. Solso

•      Recommends nominees for the Board of Directors and its Committees

•      Reviews suggested potential candidates for the Board of Directors

•      Recommends desirable size and composition of Board of Directors and its Committees

•      Recommends to the Board of Directors programs and procedures relating to director compensation, evaluation, retention and resignation

•      Reviews corporate governance guidelines, corporate charters and proposed amendments to the articles and by-laws of Ashland

•      Assists the Board of Directors in ensuring the Board’s independence as it exercises its corporate governance and oversight roles

•      Oversees the evaluation of the Board of Directors and management of Ashland

•      Oversees succession planning for the executive management of Ashland

•      Reviews and makes recommendations to address shareholder proposals

PERSONNEL AND COMPENSATION COMMITTEE Meetings in fiscal 2005: 4 Members: Theodore M. Solso (Chairman) Mannie L. Jackson Kathleen Ligocki Patrick F. Noonan Michael J. Ward

•      Approves compensation and sets performance criteria for compensation programs with respect to Ashland’s Chief Executive Officer

•      Reviews and approves compensation and sets performance criteria for compensation programs for all key senior executives and elected officers

•      Approves any employment agreements, consulting arrangements, severance or retirement arrangements, change-in-control agreements, and/or any other special or supplemental benefits covering any current or former executive officer

•      Oversees administration of Ashland’s compensation, benefit and retirement plans

•      Oversees preparation of Ashland’s annual report on executive compensation

COMPENSATION OF DIRECTORS

Annual Retainer and Meeting Fees

Non-employee directors currently receive an annual retainer of $65,000. If the non-employee director has not met his or her minimum stock ownership guidelines, the Board of Directors has recommended that the annual retainer be, either (i) paid in Ashland Common Stock, or (ii) deferred into stock units (share equivalents) in the hypothetical Ashland Common Stock Fund in Ashland’s deferred compensation plans for non-employee directors (the “Directors’ Deferral Plan”).

In addition to the annual retainer, non-employee directors currently receive $1,500 for each Board of Directors and Committee meeting attended. The Committee Chairs also receive a $5,000 annual fee. Members of the Audit Committee, including the Chairman, also currently receive a $1,500 fee for attendance at each quarterly Audit Committee financial review with Ashland’s management. All such fees may be paid in cash, shares of Ashland Common Stock or deferred into any investment alternative available under the Directors’ Deferral Plan.

The payout of the deferred annual retainer and meeting fees occurs upon termination of service by a director. However, upon a “change in control” of Ashland (as defined in the Directors’ Deferral Plans), amounts in the directors’ deferral accounts would be automatically distributed to the director in cash.

In addition to an annual retainer and meeting fees, a non-employee director may receive compensation at the rate of $1,500 per day for services on special assignments as directed by the Chairman of the Board of Directors. This special assignment compensation cannot be deferred. Directors who are employees of Ashland are not additionally compensated for service on the Board of Directors or its Committees.

Restricted Shares and Stock Options

Pursuant to Ashland’s incentive plans, upon election to the Board of Directors, a new director receives 1,000 restricted shares of Ashland Common Stock. The restricted shares may not be sold, assigned, transferred or otherwise encumbered until the earliest to occur of: (i) retirement from the Board of Directors; (ii) death or disability of the director; (iii) a 50% change in the beneficial ownership of Ashland; or (iv) voluntary early retirement to enter governmental service. The G&N Committee has discretion to limit a director’s forfeiture of these shares if he or she leaves the Board of Directors for reasons other than those listed above.

On January 27, 2005, the Board of Directors approved a grant of 8,490 non-qualified Ashland stock options to each non-employee director. These options include an adjustment to maintain their intrinsic value resulting from the MAP Transaction. The grant price is $50.02 per share which was the fair market value of Ashland Common Stock on the grant date and adjusted for the MAP Transaction. The options vested on July 27, 2005, and may not be re-priced if the stock price declines below the option price.

The Board of Directors considers Ashland Common Stock ownership by directors and members of management to be of utmost importance. The Board of Directors believes that such ownership enhances the commitment of the directors and members of management to Ashland’s future and further aligns management’s interests with those of Ashland’s shareholders. The Board of Directors has established minimum stock ownership guidelines for non-employee directors and certain employees which require non-employee directors to own Ashland Common Stock having a value of at least five times their annual retainer. Each newly elected non-employee director has five years from the year elected to reach this ownership level. All of Ashland’s current non-employee directors, other than Mr. Schaefer, elected to the Board of Directors in 2003, and Ms. Ligocki, elected to the Board of Directors in 2004, have attained the minimum stock ownership levels established by the Board of Directors. For further information as to stock ownership guidelines as they pertain to Ashland’s executive officers, see the discussion under Stock Ownership Philosophy in the Personnel and Compensation Committee Report on Executive Compensation on page 20 of this Proxy Statement. In addition, any director who acquires Ashland shares via option exercise for options granted after February 2005 must retain 50% of the net shares acquired for at least 12 months or such earlier time as the individual ceases to be a director of Ashland.

Estate Enhancement Program

In 1999, the Board of Directors adopted an Estate Enhancement Program (the “Program”) for the benefit of Ashland’s non-employee directors and executive officers. Pursuant to the Program, a participant could elect to enter into a split-dollar life insurance arrangement with Ashland in exchange for existing deferred compensation and/or future compensation, with Ashland paying the premiums in an amount no greater than the participant’s foregone compensation. Upon the death of the participant, or the “last to die” in the case of a joint policy, Ashland will receive the greater of the policy’s cash surrender value or the cumulative premiums paid under the policy and the participant’s beneficiary will receive any excess of the policy’s death benefit over the amount received by Ashland. Mr. O’Brien is the only director that participates in the Program. In January 2005, the Board of Directors prospectively terminated the Program.

Other Compensation

In January 1997 the Board of Directors prospectively terminated the Directors’ Charitable Awards Program. Non-employee directors, who were directors at the time the program was terminated, remain eligible for the Charitable Awards Program. Under that program, $1,000,000 is donated upon a director’s death to one or more educational organizations recommended by that director.

CORPORATE GOVERNANCE

Governance Principles

Ashland is committed to adhering to sound corporate governance practices. The information described below is published on Ashland’s website (http://www.ashland.com). These documents are also available in print to any shareholder who requests it. Among the corporate governance practices followed by Ashland are the following:

•	Ashland has adopted Corporate Governance Guidelines. These guidelines provide the framework for the Board of Directors’ governance of Ashland and include a general description of the Board of Directors’ purpose, director qualification standards and responsibilities. The Corporate Governance Guidelines require that two-thirds of Ashland’s directors be independent, as defined by Ashland’s Director Independence Standards (the “Standards”), which are attached hereto as Appendix A.

•	Ashland also requires compliance with its code of business conduct entitled “Business Responsibilities of an Ashland Employee,” which applies to all of Ashland’s directors and employees, including the principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. Ashland intends to post any amendments or waivers of the code (to the extent applicable to Ashland’s directors and executive officers) on Ashland’s website or in a current report on Form 8-K.

•	Ashland’s Board Committees have all adopted charters defining their respective purposes and responsibilities.

•	Only independent directors, as defined in the Standards, may serve on the Audit, G&N, and Personnel and Compensation (the “P&C Committee”) Committees of the Board of Directors.

•

Ashland has designated a Lead Independent Director who will at all times be an independent Director to coordinate the activities of the independent Directors. The Lead Independent Director is an independent Director appointed by the Board. In addition to the duties of all Board members, the Lead Independent Director advises the Chairman of the Board. In addition, the Lead Independent Director coordinates with the Chairman of the Board to determine the appropriate schedule of meetings; places any item he or she determines is appropriate on the Board agenda; directs that specific materials be included in Board mailings and works with the G&N Committee to assess the quality, quantity and timeliness of the flow of information from management to the Board; directs the retention of consultants and advisors to report directly to the Board; coordinates with the G&N Committee to oversee compliance with Ashland’s Corporate Governance Guidelines and to recommend appropriate revisions thereto; and coordinates and develops the agenda for and coordinates executive sessions of the Board’s independent Directors and acts as principal liaison with the independent Directors and the Chairman of the Board and Chief Executive Officer on sensitive matters. The non-management directors of the Board have designated Mr. Solso to serve in this capacity through Ashland’s 2007 Annual Meeting. Shareholders and others interested in communicating directly with the Lead Independent Director or with the non-management directors as a group may do so by writing to the Lead Independent Director, Ashland Inc., 50 E. RiverCenter Boulevard, P.O. Box 391, Covington, Kentucky 41012-0391.

•	The Board of Directors, and each Committee of the Board of Directors, has the authority to engage independent consultants and advisors.

Independence of Directors

The Board of Directors has adopted the Standards to assist in its determination of director independence. To qualify as independent under these Standards, the Board of Directors must affirmatively determine that a director has no material relationship with Ashland, other than as a director.

Pursuant to the Standards, the Board of Directors undertook a review of director independence in November 2005. During this review, the Board of Directors considered relationships and transactions between each director, any member of his or her immediate family, and his or her affiliates, and Ashland and its subsidiaries and affiliates. As provided for in the Standards, the purpose of the review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of the review, the Board of Directors affirmatively determined that all of the directors, with the exception of Mr. O’Brien, who is the Chief Executive Officer of Ashland, are independent of Ashland and its affiliates.

Certain Relationships and Transactions

In the normal course of business, Ashland had transactions with other corporations where certain directors are executive officers. None of the transactions were material in amount as to Ashland and none were reportable under applicable SEC rules. Ashland’s Board of Directors has concluded that the relationships between Ashland and the director-affiliated entities are immaterial pursuant to the Standards.

George A. Schaefer, Jr., a director of Ashland, is President and Chief Executive Officer of Fifth Third Bancorp (“Fifth Third”). During fiscal 2005, Ashland paid Fifth Third Bank approximately $450,000 for routine banking services. Additionally, Ashland has standard revolving credit agreements with Fifth Third. There are no outstanding balances under these agreements.

Theodore M. Solso, a director of Ashland, is Chairman of the Board and Chief Executive Officer of Cummins Inc. (“Cummins”). During fiscal 2005, Ashland paid certain royalty payments to Cummins and its consolidated subsidiaries totaling approximately $800,000, and Cummins and certain of its dealers paid Ashland for goods and services supplied by Ashland totaling approximately $27 million. Ashland’s payments to Cummins principally reflect a royalty on sales of Valvoline’s Premium Blue E Engine Oil® co-branded products. The monies paid to Ashland by Cummins were primarily paid for the initial fill of the engines with oil and lubricants, as well as for lubricants supplied to Cummins and its distributors. Additionally, Valvoline and Cummins are partners in joint ventures in both India and China. The joint ventures market lubricants for servicing heavy duty engines and equipment.

Michael J. Ward, a director of Ashland, is Chairman of the Board and Chief Executive Officer of CSX Corporation (“CSX”). In fiscal 2005, Ashland paid CSX and its subsidiaries approximately $11 million for transportation services, and CSX paid Ashland approximately $158,000 for certain energy costs and products. As described above, MAP was a joint venture between Ashland and Marathon until June 30, 2005, upon consummation of the MAP Transaction. Marathon held a 62% interest in MAP, and Ashland held a 38% interest in MAP. In fiscal 2005, MAP paid CSX approximately $15 million for transportation services, and CSX paid MAP approximately $114 million for petroleum products.

Personnel and Compensation Committee Interlocks and Insider Participation

The members of the P&C Committee for fiscal 2005 were Theodore M. Solso (Chairman), Mannie L. Jackson, Kathleen Ligocki, Patrick F. Noonan and Michael J. Ward. There were no impermissible interlocks or inside directors on the P&C Committee.

Shareholder Communications with Directors

The Board of Directors has established a process by which shareholders may communicate with the Board. Shareholders interested in communicating with the Board, or with a specific member or Committee of the Board, may do so by writing to the Lead Independent Director in care of the Secretary of Ashland, 50 E. RiverCenter Boulevard, P.O. Box 391, Covington, Kentucky 41012-0391. Communications directed to the Lead Independent Director will be reviewed by the Secretary and distributed to the Lead Independent Director as well as to other individual directors, as appropriate, depending on the subject matter and facts and circumstances outlined in the correspondence. Communications that are not related to the duties and responsibilities of the Board, or are otherwise inappropriate, will not be forwarded to the Lead Independent Director, although all communications directed to the Board will be available to any director upon request.

Attendance At Annual Meeting

Ashland has a policy and practice of having all directors attend the Annual Meeting. At the Annual Meeting held on January 27, 2005, all twelve of Ashland’s then current directors were present.

Shareholder Recommendations for Directors

The G&N Committee considers director candidates recommended by other directors, employees and shareholders, and is authorized, at its discretion, to engage a professional search firm to identify and suggest director candidates. Written suggestions for director candidates should be sent via registered, certified, or express mail to the Secretary of Ashland at 50 E. RiverCenter Boulevard, P.O. Box 391, Covington, Kentucky 41012-0391. Such suggestions must be received no later than September 1, 2006, to be considered by the G&N Committee for inclusion as a director nominee for the 2007 Annual Meeting. Suggestions for director candidates should include all information required by Ashland’s By-laws, and any other relevant information, as to the proposed candidate. The G&N Committee selects each director nominee based on the nominee’s skills, achievements and experience. The G&N Committee will review all director candidates in accordance with its charter and Ashland’s Corporate Governance Guidelines, and it will identify qualified individuals consistent with criteria approved by the Board. The G&N Committee shall select individuals as director nominees who exhibit the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective in serving the interests of Ashland’s shareholders. Additionally, the G&N Committee shall seek director candidates who exhibit the following personal and professional qualifications: (1) significant experience in either the chemical, construction or consumer marketing industries; (2) product or process innovation experience; (3) international business expertise; (4) diverse experience in policy-making in business, government, education and/or technology, or in areas that are relevant to Ashland’s global business and strategy; (5) possess an inquisitive and objective nature, practical wisdom and mature judgment; and (6) the ability to work with Ashland’s existing directors and management. Individuals recommended by shareholders in accordance with these procedures will be evaluated by the G&N Committee in the same manner as individuals who are recommended through other means.

In fiscal 2005, Ashland settled a shareholder derivative lawsuit brought in August 2002. In settling the action, Ashland agreed, among other things, to solicit from its major shareholders director candidates and to nominate a qualified candidate for election to the Board. A number of Ashland’s major shareholders provided names of potential director candidates. Ashland’s G&N Committee has assessed the qualifications of the candidates and has contacted the qualified candidates to determine their interest in joining Ashland’s Board.

Shareholder Nominations of Directors

In order for a shareholder to nominate a director at an Annual Meeting who is not otherwise nominated by the G&N Committee, Ashland’s By-laws require that a shareholder provide written notice of intent to nominate a director not later than 90 days prior to the Annual Meeting (if the Annual Meeting is held on the last Thursday in January). For an Annual Meeting held earlier than the last Thursday in January, notice must be given within 10 days of the first public disclosure of the date of the Annual Meeting. Public disclosure may include a public filing with the SEC.

The notice must contain the following information:

•	The name and address of the shareholder who intends to make the nomination and the name and address of the person(s) to be nominated;

•	A representation that the shareholder is a shareholder of record of Ashland Common Stock entitled to vote at such meeting and that the shareholder intends to appear in person or by proxy to make the nomination(s) specified in the notice;

•	A description of all arrangements or understandings between the shareholder and each nominee and any other person(s) pursuant to which the nomination(s) are to be made by the shareholder. The other person(s) must be named in the notice;

•	Information about each nominee that would be required in a proxy statement, according to the rules of the SEC, had the nominee been proposed by the Board of Directors;

•	The consent of each nominee to serve as a director if so elected; and

•	A representation as to whether or not the shareholder will solicit proxies in support of his or her nominee(s).

The chairman of any meeting of shareholders to elect directors and the Board of Directors may refuse to acknowledge any nomination that is not made in compliance with the procedure described above or if the shareholder fails to comply with the representations set forth in the notice.

ASHLAND COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to each person known to Ashland to beneficially own more than 5% of the outstanding shares of Ashland Common Stock as of September 30, 2005.

Name and Address of Beneficial Owner	Amount and Nature of Common Stock Beneficial Ownership		Percent of Class of Common Stock
Fidelity Management Trust Company	7,531,549	(1)	10.3%
82 Devonshire Street
Boston, Massachusetts 02109
Fidelity Management and Research Corporation	7,467,707	(2)	10.2%
82 Devonshire Street
Boston, Massachusetts 02109
Hotchkis & Wiley	4,914,800	(3)	6.7%
725 South Figueroa St., 39th Floor
Los Angeles, California 90017

(1)	As of September 30, 2005, Fidelity Management Trust Company (“FMT”) was the record owner of 7,531,549 shares of Ashland Common Stock. These shares include 4,819,993 shares held by it as Trustee of the LESOP and 2,711,556 shares held by it as Trustee of the Employee Savings Plan. FMT will vote shares allocated to a participant’s LESOP and Employee Savings Plan account as instructed by the participant. This instruction also applies to a proportionate number of those shares of Ashland Common Stock allocated to participants’ accounts but for which voting instructions are not timely received by the Trustee. FMT disclaims beneficial ownership of these shares.

(2)	Based upon a Form 13F filed with the SEC for the quarter ended September 30, 2005, Fidelity Management and Research Company (“FMR”) was the beneficial owner of 7,177,407 shares of Ashland Common Stock. According to information supplied to Ashland, FMR has sole voting power for 727,807 of these shares and no voting power for 6,449,600 of these shares. FMR has sole dispositive power for these shares. In addition, based upon a Form 13F filed with the SEC for the quarter ended September 30, 2005, Fidelity International Limited (“FIL”) was the beneficial owner of 290,300 shares of Ashland Common Stock. According to information supplied to Ashland, FIL has sole voting and sole dispositive power for these shares. FMR and FIL are both subsidiaries of Fidelity Management and Research Corporation.

(3)	Based upon a Form 13F filed with the SEC for the quarter ended September 30, 2005, Hotchkis & Wiley was the beneficial owner of 4,914,800 shares of Ashland Common Stock. According to information supplied to Ashland, Hotchkis & Wiley has sole voting power for 4,496,100 of these shares and no voting power for 418,700 of these shares. Hotchkis & Wiley has sole dispositive power for these shares.

ASHLAND COMMON STOCK OWNERSHIP OF DIRECTORS

AND CERTAIN OFFICERS OF ASHLAND

The following table shows as of September 30, 2005, the common stock ownership of all directors and executive officers of Ashland named in the Summary Compensation Table on page 22 of this Proxy Statement and common stock ownership of the directors and executive officers of Ashland as a group.

Common Stock Ownership

Name of Beneficial Owner	Aggregate Number of Shares of Common Stock Beneficially Owned
James. J. O’Brien	320,835	(1)(2)(3)(4)
J. Marvin Quin	258,561	(1)(2)(3)(4)
Gary A. Cappeline	73,940	(1)(3)(5)
David L. Hausrath	114,549	(1)(2)(3)(5)
Frank L. Waters	74,469	(1)(2)(3)(4)(8)
Garry M. Higdem*	6,250
Ernest H. Drew	32,322	(2)(6)(7)(8)
Roger W. Hale	21,845	(2)(6)(7)
Bernadine P. Healy	26,501	(2)(6)(7)
Mannie L. Jackson	28,445	(2)(7)
Kathleen Ligocki	10,105	(2)(6)(7)
Patrick F. Noonan	37,513	(2)(6)(7)
George A. Schaefer, Jr.	15,238	(6)(7)
Theodore M. Solso	23,594	(2)(6)(7)
Michael J. Ward	18,309	(2)(6)(7)
All directors and executive officers as a group (19 people)	1,274,974	(1)(2)(4)(5)(7)(8)(9)

*	Mr. Higdem resigned from Ashland effective September 14, 2005.

None of the listed individuals owned more than 1% of Ashland’s Common Stock outstanding as of the Record Date. All directors and executive officers as a group owned 1,274,974 shares of Ashland Common Stock, which equaled 1.75% of the Ashland Common Stock outstanding on the Record Date. Shares of Ashland Common Stock outstanding on the Record Date include shares deemed to be outstanding for computing the percentage ownership of the applicable person, but are not deemed to be outstanding for computing the percentage ownership of any other person.

(1)	Includes shares of Ashland Common Stock held under the Employee Savings Plan and/or the LESOP by executive officers. Participants can vote the Employee Savings Plan and the LESOP shares, and can invest in numerous investment options available under the Employee Savings Plan.

(2)	Includes stock units (share equivalents) held by executive officers in the Ashland Common Stock Fund under Ashland’s deferred compensation plans for employees (the “Employees’ Deferral Plan”) or by directors under the Directors’ Deferral Plan. When an executive officer terminates employment with Ashland, payout of stock units invested in the Ashland Common Stock Fund in the Employees’ Deferral Plan representing compensation earned prior to October 1, 2000, will be paid out in cash or Ashland Common Stock as he or she may elect. Payout of all other stock units invested in the Ashland Common Stock Fund in the Employees’ Deferral Plan will be paid out in Ashland Common Stock. When a director terminates service on the Board of Directors, payout of stock units included in the Ashland Common Stock Fund in the Directors’ Deferral Plan will be paid out in cash or Ashland Common Stock as he or she may elect.

(3)	Includes shares of Ashland Common Stock with respect to which each of the individuals has the right to acquire beneficial ownership within 60 calendar days after September 30, 2005, through the exercise of stock options: as to Mr. O’Brien, 191,032 shares; Mr. Quin, 121,288 shares; Mr. Cappeline, 48,514 shares; Mr. Hausrath, 73,793 shares; and Mr. Waters, 42,296 shares. These options include an adjustment to maintain their intrinsic value resulting from the MAP Transaction.

(4)	Includes restricted shares of Ashland Common Stock deferred into stock units (share equivalents) in the Ashland Common Stock Fund in the Employees’ Deferral Plan: as to Mr. O’Brien, 92,306 shares; Mr. Quin, 61,537 shares; Mr. Waters, 14,320 shares; and as to all executive officers as a group, 201,963 shares.

(5)	Includes restricted shares of Ashland Common Stock: as to Mr. Cappeline, 25,000 shares; Mr. Hausrath, 20,000 shares; and as to all executive officers as a group, 54,450 shares.

(6)	Includes shares of Ashland Common Stock with respect to which each of the directors has the right to acquire beneficial ownership within 60 calendar days after September 30, 2005, through the exercise of stock options: as to Messrs. Drew, Hale, Noonan and Ms. Healy, 14,554 shares; as to Messrs. Solso, Ward and Ms. Ligocki, 8,490 shares; and as to Mr. Schaefer, 11,502 shares. These options include an adjustment to maintain their intrinsic value resulting from the MAP Transaction.

(7)	Includes restricted shares of Ashland Common Stock: as to Messrs. Drew, Hale, Jackson, Schaefer, Solso and Ward, and Mmes. Healy and Ligocki, 1,000 shares; and as to Mr. Noonan, 2,000 shares.

(8)	Includes shares of Ashland Common Stock held under the DRP, which provides participants with voting power with respect to such shares.

(9)	All directors and executive officers as a group have the right to acquire beneficial ownership of 692,635 shares of Ashland Common Stock within 60 calendar days after September 30, 2005, through the exercise of stock options. These options include an adjustment to maintain their intrinsic value resulting from the MAP Transaction.

PERSONNEL AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Description of the P&C Committee of the Board of Directors:

•	Comprised entirely of independent members; and

•	Key executive compensation responsibilities include the review, recommendation and approval of changes to Ashland’s executive compensation policies and programs and the review and approval of all compensation payments to the Chief Executive Officer and Ashland’s other executive officers.

Principles and Objectives of Ashland’s Executive Compensation Program:

•	Compensation arrangements shall emphasize pay for performance and encourage retention of those employees who enhance Ashland’s performance for the benefit of Ashland’s shareholders;

•	Compensation arrangements shall promote ownership of Ashland stock to align the interests of management and stockholders;

•	Compensation arrangements shall maintain an appropriate balance between base salary and long-term and annual incentive compensation. Approximately one-fifth of the Chief Executive Officer’s annualized total compensation is fixed base salary. Approximately one-third of other executive officers total compensation is fixed base salary. The remaining compensation is variable and based on Ashland’s financial performance. These percentages assume target financial performance is met. If financial performance is greater than target levels, the variable compensation elements pay more and comprise a larger percentage of total compensation. If financial performance does not meet target, then the variable compensation elements pay less and comprise a smaller percentage of total compensation;

•	In approving compensation, the recent compensation history of the executive officer, including special or unusual compensation payments, shall be taken into consideration;

•	Cash incentive compensation for plans for executive officers shall link pay to achievement of financial goals set in advance by the P&C Committee;

•	The total compensation program will be competitive with those of companies with which Ashland competes for top management talent; and

•	Most importantly, shareholder and management interests will be joined to achieve superior performance which should translate into a superior total return to Ashland’s shareholders.

Ashland’s Executive Compensation Program is designed to:

•	Be performance-oriented, with a significant portion of executive compensation being “at risk,” with more than 50% of the maximum potential executive compensation being provided by annual and long-term incentives;

•	Provide total compensation opportunities that are comparable to the opportunities provided by a group of companies of similar size and diversity to Ashland (the “Compensation Peer Group”) (this Compensation Peer Group contains different companies from the peer group selected for comparison in the Five-Year Cumulative Total Return Performance Graph on page 27 of this Proxy Statement); and

•	Include three primary components: (1) base salary; (2) annual incentive bonus; and (3) long-term incentive program consisting of stock options, stock appreciation rights, restricted shares and performance shares/units.

Description of the primary components: base salary, annual incentive bonus and long-term incentives consisting of stock options, stock appreciation rights, restricted shares and performance shares/units:

Base Salary

Annual salary is designed to compensate executives for their sustained performance. Base salary levels for executive officers are typically reviewed each year by the P&C Committee and are generally at the median salary level of the Compensation Peer Group. In addition, consideration is given to individual experience as well as individual and business unit performance. Increases in base salaries generally occur annually following review by the P&C Committee.

Annual Incentive Bonus

Incentive compensation is awarded annually, with 20% based upon the participant’s individual performance for the last fiscal year and 80% based upon Ashland’s operating performance or a combination of overall Ashland and division performance. Within 120 days (90 days for participants expected to be subject to the limitations of Code Section 162(m)) after the beginning of each fiscal year, performance hurdle, target and maximum objectives (as described below) are established for the upcoming year. Awards for the Chief Executive Officer and certain other executive officers are based upon overall Ashland performance as well as the performance of Ashland’s wholly-owned divisions. Awards for other executives and employees are based upon the performance of Ashland’s wholly-owned divisions. Awards for division employees are based primarily on division performance.

For fiscal 2005, the objectives were Ashland return on investment, cash flow, sector operating income, division operating income, and division return on investment. For the Chief Executive Officer as well as certain other executive officers, there was, in addition to the return on investment and division return on investment objective, an operating income objective.

The performance hurdle is the minimum performance that must be achieved to earn a payout under Ashland’s operating performance or division performance portion of the objective. The performance target is the expected or, in some cases, budgeted performance for Ashland or the division. The performance maximum represents a level of performance that exceeds the target or the budget. If maximum performance is achieved, the incentive earned is 150% of the incentive opportunity earned at target performance. A participant’s targeted incentive payout is generally a fixed percentage of his or her salary and is dependent upon the participant’s salary band and position. Except with respect to employees subject to the limitation of Code Section 162(m), the P&C Committee has the discretion to revise performance objectives and the amount to be paid out upon the attainment of such objectives. Performance objectives established for employees subject to the limitation of Code Section 162(m) may only be adjusted to reduce or eliminate the amount of compensation otherwise payable upon the attainment of such objectives. The maximum incentive compensation award may not exceed 150% of the target and no incentive compensation award may exceed three million dollars ($3,000,000).

Long-Term Incentive Compensation

Restricted Shares, Stock Options and Stock Appreciation Rights

Pursuant to Ashland’s incentive plans, the P&C Committee may award restricted shares of Ashland Common Stock to key employees. The restricted share award is intended to reward superior performance and encourage continued employment with Ashland. The restricted shares may not be sold, assigned, transferred or otherwise encumbered during the restricted period.

Ashland’s employee stock option and stock appreciation rights program is a long-term plan designed to link executive compensation with increased shareholder value over time. In determining the amount of stock options or stock appreciation rights to be granted annually to key employees, a target number of shares for each employee grade level is established. All stock options and stock appreciation rights are granted with an exercise price equal to the fair market value of Ashland Common Stock on the date of grant and are not re-valued if the stock price declines below the grant price. Vesting of awards generally occurs over a period of three years.

Stock options granted between September 1998 and September 2003 include a restoration feature. Participants are eligible for restoration options equal to the number of shares of Ashland Common Stock surrendered to Ashland in payment of the exercise price of the original option. The restoration feature is available only when the market price of Ashland Common Stock on the date of the exercise of the original option is at least 25% above the original option exercise price. In addition, shares received upon the exercise of the original option award must be held for at least two years. Restoration options are granted as nonqualified stock options at fair market value and have a term equal to the remaining term of the original option.

Long-Term Incentive Program (“LTIP”) – Performance Shares/Units

The performance share/unit program for certain key employees is a long-term incentive tied to Ashland’s performance. Awards are granted annually, with each award covering a three-year performance cycle.

Within 120 days (90 days for participants expected to be subject to the limitation of Code Section 162(m)) after the beginning of the performance period, performance hurdle and target and maximum objectives (as described below) are established for the upcoming performance period. The number of performance shares/units awarded is based on the employee’s salary and position. Target awards under the annual program range from 30% to 200% of an employee’s base salary.

The performance hurdle is the minimum performance that must be achieved to earn a payout under the stated objectives. The performance target represents 70th percentile performance against the established peer group. The performance maximum represents a level of performance that exceeds the target. If maximum performance is achieved, the award earned is 150% of the award earned at target performance.

Awards to executive officers are based upon achievement of an average net income objective for the corresponding three-year period. If the foregoing objectives are met, except with respect to employees subject to the limitation of Code Section 162(m), the P&C Committee has the discretion to revise performance objectives and the amount to be paid out upon the attainment of such objectives. Performance objectives established for employees subject to the limitation of Code Section 162(m) may only be adjusted to reduce or eliminate the amount of compensation otherwise payable upon the attainment of such objectives.

Awards for the performance period are based on achievement of the following performance objectives and corresponding weights established by the P&C Committee at the beginning of the performance period:

2003-2005 and 2004-2006 Performance Period

•	Executive officers: a target (i) Ashland return on equity (50%), and (ii) weighted return on investment of the wholly-owned divisions (50%).

•	Ashland employees (not specifically focused on one division): a target (i) Ashland return on equity (50%), and (ii) weighted return on investment of the wholly-owned divisions (50%).

•	Division presidents and division-focused employees: a target (i) Ashland return on equity (20%), and (ii) return on investment for the applicable division (80%).

2005-2007 Performance Period

•	Executive officers: a target (i) Ashland return on investment (30%), and (ii) return on investment of the wholly-owned divisions (70%).

•	Ashland employees (not specifically focused on one division): a target return on investment of the wholly-owned divisions (100%).

•	APAC-focused employees: a target (i) return on investment of the wholly-owned divisions (60%) and (ii) return on investment of APAC (40%).

•	Chemical Sector-focused employees: a target (i) return on investment of the wholly-owned divisions (80%) and (ii) return on investment for the applicable division (20%).

For the 2003-2005, 2004-2006 and 2005-2007 Performance Periods, a peer group has been established for Ashland and each of the wholly-owned divisions. On an annual basis, Ashland’s return on equity and the division’s return on investment is measured against peer group performance to determine a score. At the end of the performance period, the annual scores are averaged to generate a final score. To achieve a target award, Ashland must achieve a performance of 70th percentile against its peers.

Stock Ownership Philosophy

The P&C Committee and management believe that linking a significant amount of an executive’s current and potential future net worth to Ashland’s success, as reflected in the stock price, gives the executive a stake similar to that of Ashland’s shareholders and results in long-term management for the benefit of those shareholders.

Consistent with this philosophy, the Board of Directors has established stock ownership guidelines for Ashland’s executive officers and designated employees. These guidelines will be reviewed by the P&C Committee on a three-year cycle. Each employee has five years from the year the employee became covered by the ownership guideline to reach the minimum levels of Ashland Common Stock ownership as follows:

•	Chief Executive Officer: 125,000 shares of Ashland Common Stock;

•	Chief Financial Officer and Chemical Sector Chief Operating Officer: 40,000 shares of Ashland Common Stock;

•	General Counsel: 30,000 shares of Ashland Common Stock;

•	Presidents of Valvoline, Ashland Distribution and APAC: 25,000 shares of Ashland Common Stock; and

•	Certain other executives and employees designated by the P&C Committee: 3,500-6,500 shares of Ashland Common Stock.

Any executive officer who acquires Ashland shares via option exercise for options or SARs granted after February 2005, must retain 50% of the net shares acquired for at least 12 months or such earlier time as the individual ceases to be an executive officer of Ashland. In addition, certain executive officers who acquire Ashland shares by exercising SARs granted after September 2004, must retain these shares for one year.

Deductibility of Compensation

Under Section 162(m) of the Code, Ashland is subject to the loss of the deduction for compensation in excess of $1,000,000 paid to one or more of the executive officers named in this Proxy Statement. This deduction can be preserved if Ashland complies with certain conditions in the design and administration of its compensation programs.

The P&C Committee will make reasonable efforts, consistent with sound executive compensation principles and the needs of Ashland, to ensure that future amounts paid to its executive officers will be fully deductible by Ashland.

Other Plans

Ashland also maintains pension, insurance and other benefit plans for its employees. Executives and other highly compensated employees participated in these plans during fiscal 2005 on the same terms as other eligible employees, subject to any legal limits on the amounts that could be contributed or paid to executives under the plans. In addition to the foregoing benefit plans, executives and other highly compensated employees are eligible to participate in a non-qualified excess benefit pension plan and a non-qualified Supplemental Early Retirement Plan. For further information about these plans, see the discussion under the Pension Plans description on pages 25-26 of this Proxy Statement.

Compensation of the Chief Executive Officer

•	Fiscal 2005 Performance

	Year Ended September 30,
	2005	2004
	(In millions except earnings per share)
As reported:
Operating income	$746	$662
Income from continuing operations	2,005	398
Net income	2,004	378

Diluted earnings per share:
Income from continuing operations	$26.86	$5.59
Net income	$26.85	$5.31

Excluding the gain on the MAP Transaction and the loss on early retirement of debt: (1)
Operating income	$746	$662
Income from continuing operations	474	398
Net income	473	378

Diluted earnings per share:
Income from continuing operations	$6.35	$5.59
Net income	$6.34	$5.31

(1)	The 2005 amounts exclude the net gain on the MAP Transaction and the loss on the early retirement of debt of $1,531 million, or $20.51 per share. See Note D of Notes to Consolidated Financial Statements in Ashland’s annual report on Form 10-K for the fiscal year ended September 30, 2005.

•	Fiscal 2005 CEO Compensation

Mr. O’Brien received a 12.1% base salary increase of $100,000 during fiscal 2005. Mr. O’Brien received a bonus of $1,487,800 for fiscal 2005, which was calculated on the basis of Mr. O’Brien’s individual performance, Ashland’s overall return on investment, return on investment of Ashland’s wholly-owned businesses and operating income of Ashland’s wholly-owned divisions. Mr. O’Brien’s bonus includes $400,000 as additional incentive compensation for his efforts associated with the completion of the MAP Transaction.

Mr. O’Brien will receive an LTIP payout for the fiscal 2003-2005 performance period, subject to P&C Committee approval, in February 2006.

Summary

The P&C Committee believes that the compensation provided to Ashland’s executive officers will create a strong linkage and alignment with the long-term best interests of Ashland and its shareholders.

PERSONNEL AND COMPENSATION

COMMITTEE

Theodore M. Solso, Chairman

Mannie L. Jackson

Kathleen Ligocki

Patrick F. Noonan

Michael J. Ward

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table is a summary of compensation information for each of the last three fiscal years ended September 30, 2005, 2004, and 2003, for the Chief Executive Officer of Ashland and each of the other four most highly compensated executive officers as of September 30, 2005. In addition, information is provided for one executive officer who would have been included as one of the four other most highly compensated executive officers as of September 30, 2005, but for his resignation prior to that date.

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary (1)	Bonus (2)	Other Annual Compen- sation (3)	Restricted Stock Awards (4)	Securities Underlying Options/ SARs #	LTIP Payouts (5)	All Other Compen- sation (6)
James J. O’Brien Chairman of the Board and Chief Executive Officer	2005 2004 2003	$883,984 816,427 805,120	$1,487,800 1,487,405 341,664	$13,487 5,257 7,702	$0 0 0	130,000 150,000 200,000	$0 0 165,728	$47,048 43,550 35,660

J. Marvin Quin Senior Vice President and Chief Financial Officer	2005 2004 2003	494,915 474,620 466,130	646,400 603,354 192,666	0 0 1,895	0 0 0	35,000 35,000 20,000	0 0 0	26,714 23,565 20,839

Gary A. Cappeline Senior Vice President; and President and Chief Operating Officer, Chemical Sector	2005 2004 2003	481,301 431,978 315,743	437,760 589,344 250,000	5,272 5,257 5,803	0 1,165,000 0	35,000 35,000 30,000	0 124,778 0	25,803 25,126 13,909

David L. Hausrath Senior Vice President, General Counsel and Secretary	2005 2004 2003	383,491 325,034 309,744	551,000 471,371 96,031	0 0 253	0 932,000 0	35,000 25,000 20,000	0 0 0	20,403 17,596 14,004

Frank L. Waters Vice President; and President of Ashland Distribution	2005 2004 2003	309,322 283,162 261,123	366,606 352,647 273,645	15,107 7,260 32,234	0 0 0	20,000 15,000 15,000	0 0 0	16,125 15,380 11,377

Garry M. Higdem* Former Senior Vice President; and President of Ashland Paving And Construction, Inc.	2005 2004 2003	435,914 325,649 0	0 654,532 0	0 0 0	0 1,165,000 0	0 35,000 0	0 337,500 0	10,519 6,150 0

*	Mr. Higdem resigned from Ashland on September 14, 2005.

(1)	For Messrs. O’Brien, Quin, Hausrath and Waters, the amount includes reimbursement under a vacation selling plan available generally to all employees.

(2)	Amounts shown in this column reflect incentive compensation payments. For Mr. O’Brien, the amount in fiscal 2004 also includes 2,000 shares of Ashland Common Stock awarded on August 3, 2004, based on the closing price of Ashland Common Stock as reported on the New York Stock Exchange Composite Tape of $52.36. For Messrs. O’Brien, Quin and Hausrath, the amount in fiscal 2005 also includes $400,000, $200,000 and $200,000, respectively, as additional incentive compensation for their efforts associated with the completion of the MAP Transaction. For Mr. Higdem, the amount in fiscal 2004 includes a signing bonus of $250,000.

(3)	Amounts shown in this column reflect reimbursement of taxes for each of the named executives. None of the named executives received perquisites and other personal benefits, securities or property in excess of the lesser of $50,000 or 10% of total salary and bonus.

(4)

For Messrs. Cappeline, Hausrath and Higdem, the calculation is based on the closing price of Ashland Common Stock as reported on the New York Stock Exchange Composite Tape on January 29, 2004, of $46.60 per share. As of September 30, 2005, the aggregate number of restricted shares of Ashland Common

Stock held by the named executives, and the dollar value of such shares, was as follows: Mr. O’Brien, 92,306 shares ($5,098,983); Mr. Quin, 61,537 shares ($3,399,304); Mr. Cappeline, 25,000 shares ($1,381,000); Mr. Hausrath, 20,000 shares ($1,104,800); and Mr. Waters, 14,320 shares ($791,037). Messrs. O’Brien, Quin and Waters deferred their restricted stock into stock units (share equivalents) in the hypothetical Ashland Common Stock Fund of the Employees’ Deferral Plan. At the time of Mr. Higdem’s resignation, the restrictions had lapsed on 6,250 shares ($345,250 at September 30, 2005) of the 25,000 restricted shares originally granted to him. The remaining 18,750 restricted shares have been cancelled. Dividends are paid during the restricted period on all restricted shares of Ashland Common Stock.

(5)	LTIP payouts for the fiscal 2003-2005 performance period, if any, will be paid out in February 2006. Amounts shown in this column for the fiscal 2002-2004 performance period reflect amounts received based on the closing price of Ashland’s Common Stock as reported on the New York Stock Exchange Composite Tape on September 30, 2004 (the payment date) of $56.08 per share, and for the 2001-2003 performance period reflect amounts received based on the closing price of Ashland Common Stock as reported on the New York Stock Exchange Composite Tape on September 30, 2003 (the payment date) of $32.85 per share.

(6)	Amounts shown in this column reflect employer matching contributions under the Employee Savings Plan and the Employees’ Deferral Plan. In addition, for fiscal 2005, for Mr. O’Brien, the amount includes $22 in imputed income attributable to the annual cost of the life insurance policy described in the discussion of the Estate Enhancement Program on page 10 of this Proxy Statement.

Stock Appreciation Right Grants

The following table sets forth certain information on stock appreciation rights (SARs) granted in fiscal 2005 to each of the named executive officers.

Stock Appreciation Right Grants in Fiscal Year 2005

	Individual Grants
	Number of Securities Underlying SARs Granted (#)		% of Total SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Grant Date	Expiration Date	Grant Date Present Value (1)
James J. O’Brien	130,000		20.9%	$58.50	9/15/2005	10/15/2015	$1,866,800
J. Marvin Quin	35,000		5.6%	58.50	9/15/2005	10/15/2015	502,600
Gary A. Cappeline	35,000		5.6%	58.50	9/15/2005	10/15/2015	502,600
David L. Hausrath	35,000		5.6%	58.50	9/15/2005	10/15/2015	502,600
David L. Hausrath	2,959	(2)	N/A	56.82	6/01/2005	10/16/2009	22,765
Frank L. Waters	20,000		3.2%	58.50	9/15/2005	10/15/2015	287,200
Garry M. Higdem*	0		N/A	N/A	N/A	N/A	N/A

*	Mr. Higdem resigned from Ashland effective September 14, 2005.

(1)	Based on the Black-Scholes Option Valuation Model adjusted for dividends to determine the grant date present value. Assumptions include: (a) the risk-free interest rate applicable to a 5-year treasury strip security at the grant date; (b) a dividend yield based on dividend rate and stock price at grant date; (c) a volatility rate calculated using daily closing stock prices for Ashland Common Stock for the 5-year period preceding grant date; and (d) the stock price at grant date. For grants awarded on September 15, 2005, such assumptions were (a) 4.0%; (b) 1.9%; (c) 25.9%; and (d) $58.50. Although the original expiration period is ten years and one month, SARs are assumed to be exercised at five years. The actual value of the SARs will depend on the market value of Ashland Common Stock on the dates the SARs are exercised. It should not be concluded that Ashland supports the validity of the Black-Scholes method or that the values shown in the table as generated by the model represent the amounts an executive might earn upon exercise of the SARs.

(2)	This number represents a nonqualified stock option grant that was granted pursuant to a restoration stock option on Mr. Hausrath’s exercise of stock options on June 1, 2005. The grant price of $56.82 and the number of options have been adjusted for the MAP Transaction. The original restoration stock option grant, before adjustment for the MAP Transaction, was for 2,440 shares at an option price of $68.91, which was valued at $9.33 per share using the Black-Scholes Model.

Stock Option Exercises

The table below sets forth certain information with respect to stock option exercises during fiscal 2005 by each of the named executive officers and the status of their options as of September 30, 2005.

Aggregated Option Exercises in Fiscal Year 2005

And Fiscal Year End Values

	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised in the Money Options at Fiscal Year-End (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
James J. O’Brien	312,500	$10,834,659	191,032	281,613	$3,826,779	$2,563,772
J. Marvin Quin	107,900	3,315,487	121,288	62,291	2,615,915	378,289
Gary A. Cappeline	0	0	48,514	65,324	1,001,507	476,104
David L. Hausrath	56,848	1,866,553	73,793	56,226	1,523,050	317,336
Frank L. Waters	35,375	1,324,669	42,296	33,646	814,233	215,157
Garry M. Higdem*	0	0	0	0	0	0

*	Mr. Higdem resigned from Ashland effective September 14, 2005.

(1)	Based on the closing price of Ashland Common Stock as reported on the New York Stock Exchange Composite Tape on September 30, 2005, of $55.24 per share.

LTIP Awards

The following table shows all long-term incentive awards in fiscal 2005 to each of the named executive officers.

Long-Term Incentive Program

Awards in Fiscal Year 2005

			Estimated Future Payout Under Non-Stock Price-Based Plans
	Number of Performance Shares/ Units (#)(1)	Performance or Other Period Until Maturation or Payment (2)	Hurdle (#)(3)	Target (#)(3)	Maximum (#)(3)

Name
James J. O’Brien	29,464	3 years	5,893	29,464	44,196
J. Marvin Quin	8,571	3 years	1,714	8,571	12,857
Gary A. Cappeline	8,571	3 years	1,714	8,571	12,857
David L. Hausrath	6,696	3 years	1,339	6,696	10,044
Frank L. Waters	5,357	3 years	1,071	5,357	8,036
Garry M. Higdem* (4)	8,036	3 years	1,607	8,036	12,054

*	Mr. Higdem resigned from Ashland effective September 14, 2005.

(1)	Performance shares/units awarded are based on the executive’s salary level. The original amount of any award cannot exceed 400% of the executive’s then base salary. One performance share/unit is equal to one share of Ashland Common Stock on the payout date.

(2)	Each award covers a three-year period performance cycle. For further discussion of the performance objectives to be achieved before payment is made which apply for each award made to the named executive officers, see the discussion under Long-Term Incentive Program (“LTIP”)—Performance Shares/Units in the P&C Committee Report on Executive Compensation on pages 19-20 of this Proxy Statement.

(3)	Payouts of performance shares/units are contingent upon achievement of the performance objectives referred to above. At the hurdle, or minimum performance level, payout will equal 20% of the award; at the target, payout will equal 100% of the award; and at the maximum performance, payout will equal 150% of the award.

(4)	Mr. Higdem resigned from Ashland effective September 14, 2005. He will receive a pro-rated share of any LTIP payout arising out of the fiscal 2005 LTIP Award.

Pension Plans

Ashland maintains a qualified pension plan, a non-qualified excess benefit pension plan (the “Excess Plan”) and a non-qualified Supplemental Early Retirement Plan (the “SERP”). Benefits that would be payable under the qualified pension plan but for limits imposed by the Code are paid under the Excess Plan. The SERP allows eligible employees to retire prior to age 65 and provides benefits in addition to those provided for in the qualified plan and Excess Plan. For the highest paid eligible employees, benefits under the SERP are reduced by amounts payable under the qualified plan and the Excess Plan.

The following table shows the total combined estimated annual benefits payable under the qualified pension plan, the Excess Plan and the SERP to eligible salaried employees for years of service, assuming retirement at age 65.

Pension Plan Table

	Years of Service
Remuneration*	5	10	15	20	25	30	35
$25,000	$1,650	$3,300	$4,951	$6,601	$8,251	$9,902	$11,552
50,000	3,525	7,050	10,576	14,101	17,626	21,152	24,677
100,000	7,775	15,551	23,326	31,101	37,627	44,152	50,677
200,000	28,525	32,050	48,076	64,101	77,001	89,902	102,801
300,000	37,500	75,000	112,500	150,000	150,000	150,000	150,000
400,000	50,000	100,000	150,000	200,000	200,000	200,000	200,000
500,000	62,500	125,000	187,500	250,000	250,000	250,000	250,000
600,000	75,000	150,000	225,000	300,000	300,000	300,000	300,000
800,000	100,000	200,000	300,000	400,000	400,000	400,000	400,000
1,000,000	125,000	250,000	375,000	500,000	500,000	500,000	500,000
1,200,000	150,000	300,000	450,000	600,000	600,000	600,000	600,000
1,400,000	175,000	350,000	525,000	700,000	700,000	700,000	700,000
1,600,000	200,000	400,000	600,000	800,000	800,000	800,000	800,000
1,800,000	225,000	450,000	675,000	900,000	900,000	900,000	900,000

*	The above table shows the approximate total pension payable to the highest paid eligible employees, including the named executive officers. For this purpose the total pension payable is the sum of the benefits payable from the SERP, the qualified pension and the Excess Plan. Because the normal form of payment under the qualified pension plan is a straight life annuity, the total benefit in the above table is expressed in terms of an annual straight life annuity. Nevertheless, benefits from the SERP and the Excess Plan are payable as lump sum benefits or may be deferred to the Employee’s Deferral Plan for payment up to 15 years after separation from service.

For the qualified pension plan and the Excess Plan, remuneration is the average annual earnings, which includes a participant’s salary during the highest consecutive 36-month period of the final 120-month period prior to the participant’s retirement, but excludes other forms of compensation included in the Summary Compensation Table. For the SERP, “remuneration” is the final average annual compensation, which includes for certain participants salary plus incentive compensation, received during the highest three years of the participant’s final seven years of employment. The named executive officers currently have, respectively, the following years of “credited service” and “remuneration” covered by the plans: Mr. O’Brien, 26 years, $1,733,326; Mr. Quin, 32 years, $992,913; Mr. Cappeline, 25 years, $844,863; Mr. Hausrath, 24 years, $728,072; and Mr. Waters, 13 years, $605,850. Mr. Higdem did not have a vested benefit in the Ashland pension plans and will not receive any pension benefits from Ashland.

Benefits are determined on a straight-life annuity basis, but in the case of the SERP and Excess Plan, benefits are then converted to a lump sum. There is no offset in benefits under the plans for Social Security benefits. Those amounts are, however, reduced by the actuarial value of 50% of the value of the participant’s LESOP account and the actuarial value of 50% of any shares forfeited under the LESOP because of limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”). Participants in the Excess Plan and SERP may receive their retirement benefits in a lump-sum distribution or elect to defer the lump sum to the Employee’s Deferral Plan for payment up to 15 years after separation from service. For certain SERP participants who were age 55 or whose age and years of service equaled at least 80 on June 30, 2003, the lump-sum payment would be calculated using the figures reflected in the above table. For certain other SERP participants, the maximum plan benefit is computed as a lump sum of five times final average annual compensation during the highest 36 months of the participant’s final 84-month employment period. Such participants may defer all or part of a lump-sum payment through the Employee’s Deferral Plan.

The qualified pension plan will terminate and the funds in the plan as well as any excess assets are subject to distribution to participants upon a “change in control” of Ashland (as defined in the qualified plan). Under the Excess Plan, a “change in control” of Ashland (as defined in the Excess Plan) prevents the Excess Plan from being amended by a new owner, unless a majority of the Board of Directors who were directors before the change in control provides written consent to the amendment. Under the SERP, upon a “change in control” of Ashland (as defined in the SERP), eligible employees may, at their election, retire at an earlier age than otherwise permitted under the SERP and be credited with additional years of age and service for purposes of computing their SERP benefit.

Estate Enhancement Program

In 1999, the Board of Directors adopted an Estate Enhancement Program (the “Program”) for the benefit of Ashland’s executive officers and non-employee directors. Mr. O’Brien is the only executive officer participating in the Program. For further information about the Program, see the discussion under the Estate Enhancement Program on page 10 of this Proxy Statement. In January 2005, the Board of Directors prospectively terminated the Program.

Executive Employment Agreements and Other Arrangements

The executive officers named in this Proxy Statement as well as certain other executives have employment agreements with Ashland that provide that, in the event any such executive’s employment is terminated without cause, such executive shall be entitled to receive payment of his salary for a period of two years after termination of his employment. If any such executive is terminated without cause, or if such executive resigns for good reason, within two years after a change in control of Ashland, such executive would receive a payment equal to three times the highest of such executive’s annual compensation, including incentive compensation, during the prior three fiscal years preceding the change in control. In addition, certain benefits continue for periods up to three years depending on the benefit. The terms “cause,” “good reason” and “change in control” are defined in the agreements.

FIVE-YEAR TOTAL RETURN PERFORMANCE GRAPH

The following graph compares Ashland’s five-year cumulative total shareholder return with the cumulative total return of the Standard & Poor’s 500 index and a peer group of companies. The cumulative total shareholder return for each of these groups assumes the reinvestment of dividends.

[1]	Ashland’s fiscal 2005 results include the receipt by Ashland’s shareholders of Marathon Oil Corporation stock in the amount of approximately $12.62 per Ashland share (0.2364 shares x $53.37 of Marathon value). Ashland’s five-year cumulative total return index is 187 when the Marathon distribution is excluded.

[2]	Ashland’s Peer Group five-year cumulative total return index reflects Petroleum Refining and Marketing peers for all of fiscal 2005, even though Ashland transferred its 38% interest in Marathon Ashland Petroleum LLC to Marathon Oil Corporation on June 30, 2005. Ashland’s Peer Group five-year cumulative total return index is 307 when the Petroleum Refining and Marketing peer total returns for the three months ended September 30, 2005 are excluded.

The peer group consists of the following industry indices:

•	Highway Construction Portfolio: Standard & Poor’s 500 Construction Materials (Large-Cap), Standard & Poor’s 400 Construction Materials (Mid-Cap), and Standard & Poor’s 600 Construction Materials (Small-Cap).

•	Specialty Chemical Production, Distribution, and Motor Oil and Car Care Products Portfolio: Standard & Poor’s 500 Specialty Chemicals (Large-Cap), Standard & Poor’s 400 Specialty Chemicals (Mid-Cap), Standard & Poor’s 600 Specialty Chemicals (Small-Cap), and Standard & Poor’s 400 Diversified Chemicals (Mid-Cap).

•	Petroleum Refining and Marketing Portfolio: Standard & Poor’s 500 Oil & Gas Refining & Marketing & Transportation (Large-Cap), Standard & Poor’s 400 Oil & Gas Refining & Marketing & Transportation (Mid-Cap), and Standard & Poor’s 600 Oil & Gas Refining & Marketing & Transportation (Small-Cap) (index has been in existence from the last quarter of fiscal 2002 forward and initially consisted only of Frontier Oil Corp.; the results for Frontier Oil Corp. have been included for prior periods to give complete information).

As of September 30, 2005, the aforementioned indices consisted of 35 companies. The annual returns for the companies or indices in each of the portfolios have been weighted by their respective beginning-of-year market capitalization. Each portfolio is then weighted to reflect Ashland’s annual invested capital in each of these lines of business with the annual return for the peer group represented by the sum of these weighted portfolios.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of five independent directors and operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix B. At its November 2005 meeting, the Board of Directors determined that all current Audit Committee members – Messrs. Hale, Drew, Schaefer, Ward and Ms. Healy – are independent as defined by SEC rules and the listing standards of the New York Stock Exchange, which apply to Ashland. Mr. Hale and all but one of the members of the Audit Committee are financial experts as defined by SEC rules. The Audit Committee assists in fulfilling the oversight responsibilities of the Board of Directors relating to Ashland’s financial reporting process, its implementation and maintenance of effective systems of internal accounting and financial controls (including internal control over financial reporting), the internal audit function, the independent auditors’ qualifications and independence, and its legal compliance programs. During fiscal 2005, the Audit Committee met five times. The Audit Committee also met on four occasions to discuss and review Ashland’s quarterly earnings and the associated press releases.

E&Y, an independent registered public accounting firm, was engaged to audit Ashland’s consolidated financial statements and to issue an opinion on whether such statements present fairly, in all material respects, Ashland’s consolidated financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles. E&Y was also engaged to audit and to issue an opinion on the effectiveness of Ashland’s internal control over financial reporting and to attest to management’s report on Ashland’s internal control over financial reporting. The Audit Committee reviewed and discussed with management and E&Y the audited financial statements, management’s assessment of the effectiveness of Ashland’s internal control over financial reporting, and E&Y’s evaluation of the Ashland’s internal control over financial reporting. The Audit Committee further reviewed E&Y’s judgment as to the quality and acceptability of Ashland’s accounting principles, financial reporting process and controls, and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States). In addition, the Audit Committee reviewed E&Y’s independence from management and Ashland including the matters in the written disclosures required by the Independence Standards Board.

The Audit Committee has considered whether the provision of audit-related and other non-audit services by E&Y is compatible with maintaining E&Y’s independence and has concluded that E&Y’s independence is not compromised by the provision of such services.

In addition, the Audit Committee has adopted strict guidelines on the use of E&Y to provide non-audit services. Prior to engagement, the Audit Committee pre-approves services performed by E&Y by category of service. The fees are budgeted and the Audit Committee requires the independent auditors and management to report actual fees, and any variance from budgeted fees, throughout the fiscal year. Circumstances may arise that require engaging the independent auditors for additional circumstances not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors.

The Audit Committee also discussed with Ashland’s internal and independent auditors the overall scopes and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Ashland’s internal controls, and the overall quality of Ashland’s financial reporting. The Audit Committee has been apprised of Ashland’s activities aimed at compliance with the Sarbanes-Oxley Act of 2002 at each of its five meetings and at each of the four earnings release meetings held in 2005.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that Ashland’s consolidated financial statements be accepted for inclusion in its Annual Report on Form 10-K for the year ended September 30, 2005, for filing with the SEC. The Audit Committee and the Board of Directors have also recommended, subject to shareholder ratification, the selection of E&Y as Ashland’s independent auditors for fiscal 2006.

AUDIT COMMITTEE

Roger W. Hale, Chairman

Ernest H. Drew

Bernadine P. Healy

George A. Schaefer, Jr.

Michael J. Ward

RATIFICATION OF AUDITORS

Item 2

The Audit Committee of the Board of Directors has recommended to the Board of Directors the appointment of E&Y to audit Ashland’s accounts for fiscal 2006, subject to ratification by the shareholders at the Annual Meeting. Fees (including out-of-pocket costs) paid to E&Y for fiscal years 2005 and 2004 totaled $11,630,000 and $7,254,000, respectively. The following table presents fees for professional services rendered by E&Y for fiscal years 2005 and 2004.

	2005	2004
Audit Fees (1)	$9,857,000	$5,316,000
Audit-Related Fees (2)	126,000	150,000
Tax Fees (3)	1,647,000	1,779,000
All Other Fees (4)	0	0

(1)	Audit fees include fees associated with the annual audit of Ashland’s consolidated financial statements and reviews of Ashland’s quarterly reports on Form 10-Q. Audit fees also include fees associated with various audit requirements of Ashland’s foreign subsidiaries and captive insurance companies (statutory requirements), the APAC subsidiaries (state prequalification bidding requirements), and reviews of registration statements.

(2)	Audit-related fees include amounts paid to E&Y for the audit of the Employee Savings Plan (SEC requirements and Department of Labor rules and regulations), work performed related to agreed-upon procedures reports and due diligence services related to a potential acquisition.

(3)	Tax fees include fees principally incurred for assistance with tax planning and compliance matters.

(4)	There were no other services or fees.

The Audit Committee and Board of Directors believe that E&Y has invaluable long-term knowledge of Ashland. While preserving that knowledge, partners and employees of E&Y engaged in audits of Ashland are periodically changed, giving Ashland access to new expertise and experience. Representatives of E&Y will attend the Annual Meeting to respond to questions from shareholders and will be given the opportunity to make a statement.

Although the Board of Directors is not required to submit the appointment of E&Y to a shareholder vote, the Board of Directors will reconsider that appointment if it is not ratified by the shareholders. The appointment will be deemed ratified if votes cast in its favor exceed votes cast against it. Abstentions will not be counted as votes cast either for or against the proposal.

The Board of Directors recommends that shareholders vote FOR the ratification of E&Y as Ashland’s independent auditors for fiscal 2006.

APPROVAL OF THE 2006 ASHLAND INC. INCENTIVE PLAN

Item 3

Overview.    Ashland has used stock incentive plans as part of its incentive program for many years. The current Ashland Inc. Amended and Restated Incentive Plan, which was adopted in 2001, expires in January 2006. The Board of Directors has determined that a new incentive plan is needed to promote the interests of Ashland and its shareholders by offering both annual and long-term incentives to those employees who will be largely responsible for the long-term profitable growth of Ashland. In addition, the Board of Directors believes that the Incentive Plan will encourage those employees to remain with Ashland and will encourage qualified persons to seek and accept employment with Ashland. The Incentive Plan will provide an incentive for qualified persons, who are not officers or employees of Ashland, to serve on the Board of Directors of Ashland and to continue to work for the best interests of Ashland by rewarding such persons with an automatic grant of restricted shares of Ashland Common Stock. The Incentive Plan also provides for grants of discretionary stock options and stock appreciation rights to outside directors.

Therefore, on November 2, 2005, the Board of Directors approved, subject to shareholder approval, the 2006 Incentive Plan (the “Incentive Plan”). It is currently anticipated that all future annual and long-term incentive awards will be granted to employees pursuant to the Incentive Plan.

Section 162(m) of the Code, limits the annual federal tax deduction to $1,000,000 for compensation paid to Ashland’s Chief Executive Officer and the other four most highly compensated executive officers. Certain performance-based compensation is excluded from this limitation. The Incentive Plan, through which awards may be granted, is designed to qualify such awards for deduction under Code Section 162(m). In order to qualify for deductibility, the tax regulations provide that, among other things, every five years, Ashland’s shareholders must approve the material terms of the performance criteria for awards specified in the Incentive Plan. The P&C Committee establishes the performance criteria for awards to employees selected to participate in the Incentive Plan. The G&N Committee establishes the performance criteria for awards to outside directors.

The principal features of the Incentive Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the Incentive Plan attached as Appendix C to this Proxy Statement.

Eligibility and Administration.    Restricted stock, incentive awards, performance unit awards, merit awards, option awards and Stock Appreciation Rights (“SAR”) awards may be granted to regular employees, including officers of Ashland and its subsidiaries, as selected by the P&C Committee (the “participants”). Outside directors duly appointed or elected subsequent to the 2006 Annual Meeting are also eligible for grants of restricted stock, option awards and SAR awards under the Incentive Plan. The P&C Committee shall have the exclusive authority to administer the Incentive Plan for participants. The G&N Committee shall have the exclusive authority to administer the Incentive Plan for outside directors. The P&C Committee and the G&N Committee (collectively, the “Committees”) may amend or terminate the Incentive Plan without the approval of the Board of Directors, except that the Committees (a) may not, without the approval of the Board of Directors and the shareholders, (i) materially increase the benefits provided under the Incentive Plan or (ii) provide for the repricing of options and (b) may not, without the approval of the Board of Directors, amend the terms of restricted stock grants to outside directors.

Shares Subject to the Incentive Plan.    The Board of Directors has reserved, subject to shareholder approval at the 2006 Annual Meeting, 4,000,000 shares of Ashland Common Stock for issuance under the Incentive Plan; provided, however, that of the total 4,000,000 shares reserved for issuance, only 1,000,000 shares in the aggregate shall be available for restricted stock, merit, Incentive Stock Option (“ISO”) awards and performance unit awards. Based on the closing price of Ashland Common Stock reported on the New York Stock Exchange Composite Tape on December 5, 2005, of $57.60 per share, the market value of the 4,000,000 shares reserved for issuance under the Incentive Plan is 230,400,000. No participant may be granted more than a total of

250,000 options or SAR awards annually, and no outside director may be granted more than a total of 10,000 options or SAR awards annually. The Incentive Plan provides for appropriate adjustments in the number of shares available in the event of certain corporate transactions, including stock dividends and splits.

Incentive Plan Benefits Generally.

A.    Restricted Stock and Merit Awards to Employees. The P&C Committee may grant restricted stock awards of Ashland Common Stock to participants in such amounts, and on such terms, as the P&C Committee in its sole discretion determines, consistent with the provisions of the Incentive Plan. The P&C Committee may also grant merit awards of unrestricted Ashland Common Stock to selected participants in such amounts, and on such terms, as the P&C Committee in its sole discretion determines, again consistent with the provisions of the Incentive Plan.

Unless otherwise directed by the P&C Committee, a participant may not sell, assign, transfer, pledge or otherwise encumber restricted stock during a “restricted period,” which in the case of grants to participants shall not be less than one year from the date of grant. The P&C Committee may reduce the restricted period with respect to any outstanding shares of restricted stock awarded to participants. Except for such restrictions, the participant as the owner of such stock shall have all the rights of a shareholder, including the right to vote such stock and to receive dividends.

Unless otherwise directed by the P&C Committee, if a participant’s employment is terminated for any reason prior to the lapse of all restrictions, he or she forfeits any restricted stock. At the end of the restricted period, the participant receives the appropriate number of shares, free of all restrictions. In the event of a “change in control” of Ashland (as defined in the Incentive Plan), a participant will receive his or her restricted stock free of all restrictions.

B.    Restricted Stock Awards to Outside Directors. The terms of the Incentive Plan grant each person duly appointed or elected an outside director of Ashland, subsequent to the 2006 Annual Meeting, an award of 1,000 shares of restricted stock on the effective date of his or her appointment or initial election to the Board of Directors.

Upon the grant of restricted stock, an outside director as owner of such stock shall have all rights of a shareholder, including the right to vote such stock and to receive dividends. However, unless otherwise determined by the G&N Committee, the outside director may not sell, assign, transfer, pledge or otherwise encumber shares of restricted stock during the restricted period. Unless otherwise determined by the G&N Committee, the restricted period shall not lapse before the earliest to occur of (a) Retirement (as defined in the Incentive Plan), (b) death or disability, (c) a 50% change in the beneficial ownership of Ashland, as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), or (d) voluntary early retirement to take a position in governmental service. In the case of voluntary resignation or termination of an outside director for any other reason prior to the occurrence of any of the events described in the preceding sentence, such outside director will forfeit the restricted stock, unless otherwise determined by the G&N Committee.

C.    Incentive Awards. The P&C Committee may grant incentive awards to participants in such amounts as it determines, in its sole discretion. No later than one hundred twenty (120) days (or ninety (90) days for those participants subject to Code Section 162(m)) after the commencement of the performance period applicable to an incentive award, the P&C Committee shall establish in writing one or more performance goals that must be reached by the participants in order to receive an incentive award for the applicable performance period. The target incentive award is a fixed percentage of the participant’s base salary. The maximum incentive award is 150% of the target incentive award. No incentive award may exceed three million dollars ($3,000,000).

Performance goals may be based on a variety of measures including earnings, stock price, return on equity, return on investment, total return to shareholders, economic profit, debt rating or achievement of business, financial or operational goals. Such performance goals may be particular to a participant or the division or other unit in which the participant works and/or may be based on the performance of Ashland generally. Performance goals and the amounts payable upon attainment of the performance goals may, except for those participants subject to Code Section 162(m), be adjusted during any performance period for any reason, including the reflection of promotions, transfers or other changes in a participant’s employment so long as such changes are consistent with the performance goals established for other participants in similar positions. Goals established for participants subject to Code Section 162(m) may only be adjusted to reduce or eliminate the amount of compensation otherwise payable upon attainment of the performance goals.

At the end of each performance period, incentive awards may be paid based upon the achievement of the applicable performance goals for the performance period. Payment of an award may be made in cash, Ashland Common Stock or a combination of both as determined by the P&C Committee.

Unless otherwise determined by the P&C Committee, a participant must be continuously employed during the performance period to receive payment of an award. However, unless otherwise determined by the P&C Committee, in the event that a participant’s employment is terminated by death, disability or retirement, the participant or beneficiary will receive a prorated portion of the payment of his or her award based upon the portion of the performance period during which the participant was employed by Ashland, so long as the performance goals are subsequently achieved. In the event of a “change in control” of Ashland (as defined in the Incentive Plan), (i) there shall be an acceleration of any performance period relating to any incentive award, and (ii) payment of any incentive award shall be made in cash as soon as practicable after such change in control based upon achievement of the performance goals applicable to such award up to the date of the change in control. Further, Ashland’s obligation with respect to such incentive award shall be assumed, or new obligations substituted therefore, by the acquiring or surviving corporation after such change in control. In addition, prior to the date of a change in control, the P&C Committee, in its sole judgment, may make adjustments to any incentive award as may be appropriate to reflect the change in control.

D.    Performance Unit Awards. Performance unit awards may be granted to a participant contingent upon the future performance of Ashland and/or the division or company in which the participant works. No later than one hundred twenty (120) days (or ninety (90) days for those participants subject to Code Section 162(m)) after the commencement of a performance period applicable to a particular performance unit award, the P&C Committee shall establish, in writing, the performance goals applicable to such award and the time period over which the performance shall be measured.

Performance unit awards may be based upon a variety of performance goals including earnings, stock price, return on equity, return on investment, total return to shareholders, economic profit, debt rating or achievement of business, financial or operational goals. Such performance goals may be particular to a participant or the division or other unit in which the participant works and/or may be based on the performance of Ashland generally. Performance goals and amounts payable upon attainment of the performance goals may, except for those participants subject to Code Section 162(m), be adjusted during any performance period for any reason, including the reflection of promotions, transfers or other changes in a participant’s employment so long as such changes are consistent with the performance goals established for other participants in similar positions. Goals established for participants subject to Code Section 162(m) may only be adjusted to reduce or eliminate the amount of compensation otherwise payable upon attainment of the performance goals.

Each performance unit award will be established in dollars or shares of Ashland Common Stock or a combination of both, as determined by the P&C Committee, and will be based on the participant’s base salary on the date of the award. The original amount of any performance unit award may not exceed 400% of the participant’s then annual base salary and the original amount of any performance unit award may not exceed five million dollars ($5,000,000). In determining the amount of any performance unit award made, in whole or in part, in shares of Ashland Common Stock, the value thereof shall be based on the fair market value of Ashland Common Stock on the first day of the performance period or such date as the P&C Committee otherwise determines.

Payment of a performance unit award may be made in cash, Ashland Common Stock or a combination of both as the P&C Committee determines.

Unless otherwise determined by the P&C Committee, a participant must be continuously employed during the performance period to receive payment of an award. However, unless otherwise determined by the P&C Committee, in the event that a participant’s employment is terminated by death, disability or retirement, the participant or beneficiary will receive a prorated portion of the payment of his or her performance unit award based upon the portion of the performance period during which the participant was employed by Ashland, so long as the performance goals are subsequently achieved. In the event of a “change in control” of Ashland (as defined in the Incentive Plan), (i) there shall be an acceleration of any performance period relating to any performance unit award, and (ii) payment of any performance unit award shall be made in cash as soon as practicable after such change in control based upon achievement of the performance goals applicable to such award up to the date of the change in control. Further, Ashland’s obligation with respect to such performance unit award shall be assumed, or new obligations substituted therefore, by the acquiring or surviving corporation after such change in control. In addition, prior to the date of a change in control, the P&C Committee, in its sole judgment, may make adjustments to any performance unit award as may be appropriate to reflect the change in control.

E.    Option and SAR Awards. The Committees may grant one or more option or SAR awards to any participant or outside director (collectively, the “recipients”) upon such terms as designated by the Committees, in their sole discretion. Any option granted under the Incentive Plan may be granted as an ISO, intended to qualify for favorable tax treatment under Code Section 421, or as a non-qualified stock option (a “NQSO”). Each ISO will expire no later than ten years from the date such ISO is granted and each NQSO and SAR will expire no later than ten years and one month from the date such NQSO and SAR is granted. Only participants may be granted ISOs. A SAR may be granted only singly and may not be granted in tandem with an option.

With respect to each share of Ashland Common Stock subject to an option or SAR, the price at which such share may be purchased pursuant to the exercise of such option or SAR (the “Exercise Price”) will be fixed by the Committees but, in any event, will not be less than the fair market value of such share on the date the option or SAR is granted. Except as discussed below, no option or SAR will be exercisable prior to the first anniversary of the date of its grant. An option or SAR may not be exercisable at any time for fewer than fifty (50) shares or the total remaining shares, if fewer than fifty shares remain subject to the option or SAR.

Upon notice of the exercise of an option or SAR and, in the case of options, payment of the Exercise Price for the number of shares of Ashland Common Stock with respect to which the option or SAR is exercised, the specified number of shares will be issued to the holder of such option or SAR.

The Exercise Price of an option may be paid in (i) cash, (ii) in shares of Ashland Common Stock owned by the recipient for at least six months and not used in a stock option exercise for the preceding six months, (iii) by “attestation,” (iv) by a combination of such methods of payment, (v) by effecting a “cashless exercise” with a broker, or (vi) with such other consideration as shall be approved by the Committees. “Attestation” means the delivery of a completed attestation form setting forth the whole shares of Ashland Common Stock owned by the recipient (for at least six months and not used to effect a stock option exercise within the preceding six month period) which the recipient wishes to utilize to pay the Exercise Price. A “cashless exercise” is a technique which allows the recipient to exercise stock options without cash through the assistance of a broker through either a simultaneous exercise and sale or a broker loan. The “cashless exercise” technique does not increase the compensation that the option provides.

A participant who terminates employment with Ashland other than as a result of death, disability or retirement will have thirty (30) days to exercise options or SARs that are exercisable at the time of his or her termination of employment. In the event of a participant’s death, the participant’s beneficiaries may exercise options or SARs at any time prior to the fixed termination date set forth in such options or SARs, for the number of shares which the participant could have acquired under the options or SARs immediately prior to the participant’s death. In the event that any participant’s employment terminates by reason of disability or retirement, the participant may exercise options or SARs at any time prior to the fixed termination date set forth in such options or SARs, for the number of shares which the participant could have acquired under the options or SARs immediately prior to the participant’s disability or retirement. In the event the P&C Committee determines, in its sole discretion, that the employment of any participant has terminated in a manner adversely affecting Ashland, then the P&C Committee may direct that such participant forfeit any and all exercisable options and SARs. Any option or SAR may, in the discretion of the P&C Committee, become exercisable at any time prior to the fixed termination date set forth in the option or SAR for the full number of awarded shares or any part thereof, when the participant’s employment is terminated as a result of the sale or other disposition by Ashland of assets or property. Notwithstanding anything to the contrary herein, any ISO must be exercised no later than three (3) months following the date that the employment of the participant holding such ISO has terminated.

If an outside director’s service on the Board of Directors terminates by reason of (a) Retirement (as defined in the Incentive Plan), (b) death or disability, (c) a 50% change in the beneficial ownership of Ashland as defined in Rule 13d-3 under the Exchange Act, or (d) voluntary early retirement to take a position in governmental service, any option or SAR held by such outside director may thereafter be exercised by the outside director (or by his or her beneficiary) to the extent it was exercisable at the time of such termination (i) for a period equal to the number of years of completed service on the Board of Directors as of the date of such termination of the outside director or (ii) until the expiration of the stated term of such option or SAR, whichever period is the shorter. In the event of termination for any reason other than those set forth above, any option or SAR held by such outside director may thereafter be exercised by the outside director to the extent it was exercisable at the time of termination (i) for a period of one year from the date of such termination or (ii) until the expiration of the stated term of such option or SAR, whichever period is the shorter, unless otherwise determined by the G&N Committee.

In the event of a “change in control” of Ashland (as defined in the Incentive Plan) each option or SAR award will become immediately exercisable for the full number of shares of Ashland Common Stock, or any part therefore, subject to such option or SAR award, less such numbers as may have been theretofore acquired under the option or SAR award from and after the date of such change in control, unless otherwise provided in the notice of grant.

Federal Income Tax Considerations.    The following discussion summarizes the federal income tax consequences with respect to compensation granted under the Incentive Plan, as well as certain tax considerations with respect to Ashland’s ability to deduct payments made in connection with the Incentive Plan. This discussion is based upon interpretations of the Code in effect on [DATE OF PROXY] and the regulations promulgated thereunder as of such date. This summary is not intended to be a complete statement of applicable law, nor does it address state, local or foreign tax considerations.

Options.    For federal income tax purposes, no income is recognized by a participant upon grant of a non-qualified option under the Incentive Plan. Upon exercise of a non-qualified option, generally an amount equal to the excess of the fair market value of the shares acquired on the date of exercise of such option over the exercise price is taxable to the participant as ordinary income and is generally deductible to Ashland. The participant’s basis for capital gains purposes in the shares acquired is equal to the sum of the exercise price and the amount taxable as ordinary income. Gain or loss on a subsequent disposition of shares acquired pursuant to a non-qualified option will be treated as capital gain or loss for the participant.

If a participant uses previously acquired shares to pay all or a portion of the exercise price on the exercise of an option, no gain or loss is recognized with respect to the previously acquired shares. The shares received upon exercise of the option, to the extent of the number of previously acquired shares exchanged therefore, will have the same basis and holding period for capital gain purposes as the previously acquired shares. The additional shares received will have a basis equal to the sum of the cash paid on exercise and the ordinary income taxable to the participant as a result of the exercise.

For federal income tax purposes, ISO holders will generally incur no income upon grant of an ISO or upon exercise of such options. The difference between the fair market value of a share at the time of exercise and the per share exercise price of the ISO will, however, constitute a tax preference item for purposes of the alternative minimum tax (“AMT”) at the time of exercise. If the participant holds shares acquired upon exercise of the ISO beyond the later of (1) two years following the date the option was granted and (2) one year after the ISO is exercised, the participant generally will recognize no compensation income with respect to the option, and the difference between amount realized upon the disposition of the shares and the participant’s basis in the shares (usually, the exercise price) generally will be treated as capital gain or loss, as the case may be. Assuming both the holding periods are satisfied, no deduction will be allowable to Ashland for federal income tax purposes in connection with the grant or exercise of the ISO or the subsequent disposition of the shares. If, within two years of the date of grant or one year from the date of exercise, the participant disposes of shares acquired upon exercise of an ISO (a “disqualifying disposition”), then in most cases the lesser of (1) any excess of the fair market value of the shares at the time of exercise of the option over the amount paid for the shares and (2) the excess of the amount realized on the disposition of the shares over the participant’s tax basis in the shares (generally, the exercise price) will be treated as compensation income to the participant and will be taxed as ordinary income to the participant in the year of the disposition, and such amount generally will be deductible by Ashland for federal income tax purposes. The difference between the amount realized by the participant as the result of a disqualifying disposition and the sum of (1) the participant’s tax basis in the shares immediately prior to their disposition (generally, the exercise price) and (2) the amount of ordinary income recognized by the participant in connection with the disqualifying disposition, will generally be treated as capital gain or loss.

Limitation on Ashland’s Deduction.    Under Section 162(m) of the Code, Ashland’s tax deduction for all compensation paid to Ashland’s Chief Executive Officer and certain other highly paid executive officers of Ashland in any one tax year is limited to $1 million per officer. Compensation that qualifies as performance-based compensation is exempt from this deduction limitation. The determination of whether compensation is performance-based is dependent upon a number of factors, including shareholder approval of the benefit plan pursuant to which compensation is paid and material revisions thereto. Although Ashland has structured the Incentive Plan to satisfy the “performance-based” criteria with respect to the grant of stock options, SARs, incentive awards and performance unit awards, there is no assurance that all awards (particularly, awards other than options, SARs, incentive awards and performance unit awards) granted under the Incentive Plan will satisfy such requirements.

Change in Control.    If, as of the result of a change in control, the exercisability or vesting of an award is accelerated, the restrictions or forfeiture provisions of an award lapse, or the performance goals related to an award are deemed to have been satisfied, all or a portion of the value of the award may be taken into account for purposes of determining whether a participant is subject to an excise tax equal to 20% of the amount of the “excess parachute payment” under Section 4999 of the Code and Ashland may be denied a tax deduction.

Compliance with Section 409A of the Internal Revenue Code.    The American Jobs Creation Act of 2004, enacted on October 22, 2004, revised the federal income tax law applicable to certain types of awards that may be granted under the Incentive Plan. To the extent applicable, it is intended that the Incentive Plan and any grants made under the Incentive Plan comply with the provisions of Section 409A of the Internal Revenue Code. The Incentive Plan and any grants made under the Incentive Plan will be administered in a manner consistent with this intent, and any provision of the Incentive Plan that would cause the Incentive Plan or any grant made under the Incentive Plan to fail to satisfy Section 409A shall have no force and effect until amended to comply with Section 409A (which amendment may be retroactive to the extent permitted by Section 409A and may be made by Ashland without the consent of the participants). Any reference to Section 409A will also include any proposed temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

New Plan Benefits.    Because awards under the Incentive Plan are granted at the discretion of the P&C or G&N Committee, it is not possible for Ashland to determine the amount of awards that may be granted to the executives named in the Summary Compensation Table of this Proxy Statement or to any of the other Incentive Plan participants or Ashland outside directors if the plan is approved by the shareholders. Furthermore, no awards or grants have been made under the Incentive Plan, and no awards or grants will be made under the plan unless the plan is approved by the shareholders.

The Incentive Plan will be approved if the votes cast in its favor exceed the votes cast against it. Abstentions are not counted as votes cast either for or against the proposal.

For the reasons stated herein, the Board of Directors recommends that the shareholders vote FOR this proposal.

MISCELLANEOUS

Section 16(a) Beneficial Ownership Reporting Compliance

Ashland believes that during fiscal 2005 its executive officers and directors have complied with Section 16(a) of the Exchange Act and the rules and regulations adopted thereunder, with the exception of the following late reports. Susan B. Esler inadvertently omitted to report four separate gains in her deferred compensation account totaling 123 common stock units. These omissions were due to a clerical error. The omission was corrected by Ms. Esler’s voluntary filing of an amended Form 4 report on April 4, 2005. James J. O’Brien, J. Marvin Quin, Lamar M. Chambers, Samuel M. Mitchell, Frank L. Waters and Susan B. Esler failed to timely report the adjustment to their deferred restricted stock units as a result of the MAP Transaction. This omission was due to administrative delays in calculating the adjustment. Form 4’s were filed on behalf of Messrs. Chambers, Mitchell and Waters and Ms. Esler on July 19, 2005; Form 4’s were filed on behalf of Messrs. Quin and O’Brien on July 20, 2005.

Proxy Solicitation Costs

Ashland is soliciting the proxies being solicited by this Proxy Statement. All costs of soliciting proxies, including the cost of preparing and mailing this Proxy Statement and the accompanying material, will be borne by Ashland. Expenses associated with this solicitation may also include charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares. Solicitations may be made by mail, telephone, telegraph, telex, facsimile, electronic means and personal interview, and by officers and employees of Ashland, who will not be additionally compensated for such activity. Ashland has arranged for the services of Georgeson Shareholder Communications Inc. (“Georgeson”) to assist in the solicitation of proxies. Georgeson’s fees will be paid by Ashland and are estimated at $15,000, excluding out-of-pocket expenses.

Delivery of Proxy Materials to Shareholders Sharing an Address

As permitted by the Exchange Act, only one copy of the annual report and proxy statement is being delivered to shareholders residing at the same address, unless such shareholders have notified Ashland of their desire to receive multiple copies of these materials. Ashland will promptly deliver without charge, upon oral or written request, a separate copy of the annual report and the proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies may be made by calling 1-800-622-6757, or by writing to National City Bank, Dept. 5352, Corporate Trust Operations, P.O. Box 92301, Cleveland, OH 44193-0900.

Shareholder Proposals for the 2007 Annual Meeting

Shareholders interested in presenting a proposal for consideration at the 2007 Annual Meeting may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act and Ashland’s By-laws. To be eligible for inclusion in the Proxy Statement for the 2007 Annual Meeting, shareholder proposals must be received by Ashland’s Secretary no later than August 21, 2006.

Ashland’s By-laws provide that a shareholder must provide Ashland with written notice of a matter he or she wishes to bring before an annual meeting at least 90 days in advance of the meeting, if the meeting is held no earlier than the last Thursday in January. If the meeting is held earlier, the shareholder must provide Ashland with written notice within 10 days after the first public disclosure of the date of the meeting. The first public disclosure of that date may be a public filing with the SEC. Such notice must set forth as to each matter the shareholder proposes to bring before the annual meeting:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Second Restated Articles of Incorporation or By-laws of Ashland, the language of the proposed amendment;

•	the name and address of the shareholder proposing such business;

•	a representation that the shareholder is a holder of record of Ashland Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business;

•	any material interest of the shareholder in such business; and

•	a representation as to whether or not the shareholder will solicit proxies in support of the proposal.

The By-laws further provide that no business shall be conducted at any annual meeting except in accordance with the foregoing procedures and that the chairman of any such meeting may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures.

Other Matters

As of the date of this Proxy Statement, Ashland does not know of any business to be presented for consideration at the Annual Meeting, other than the items referred to in this Proxy Statement. In the event that any additional matter is properly brought before the meeting for shareholder action, properly voted proxies will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such recommendation, in accordance with the judgment of the named proxies.

Please vote by telephone or over the Internet, or fill in, sign and date the proxy card and return it in the accompanying prepaid envelope. If you attend the Annual Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

DAVID L. HAUSRATH

Senior Vice President,

General Counsel and Secretary

Covington, Kentucky

December 9, 2005

Appendix A

DIRECTOR INDEPENDENCE STANDARDS

Pursuant to Ashland Inc.’s (“Company”) Corporate Governance Guidelines policy, two-thirds of the Company’s Board of Directors (“Board”) must be independent. No director will be deemed independent unless the Board affirmatively determines that the director has no material relationship with the Company, directly or as an officer, shareholder or partner of an organization that has a relationship with the Company. The Board will observe and comply with all additional criteria for independence established by the New York Stock Exchange and other governing laws and regulations.

To assist it in its determinations of director independence, the Board has established the following standards to apply when assessing the independence of a director and the materiality of a director’s relationship with the Company:

A.    A director will not be independent if, within the preceding three years:

•	the director was employed by the Company or any of its direct or indirect subsidiaries or affiliates;

•	an immediate family member of the director was employed by the Company as an executive officer;

•	the director was employed by or affiliated with the Company’s present or former independent auditors;

•	an immediate family member of the director was affiliated with or employed in a professional capacity by the Company’s present or former independent auditors;

•	the director was employed, or an immediate family member of the director was employed as an executive officer of another company where any of the Company’s present executives served on its Compensation Committee;

•	the director, or an immediate family member of the director, received more than $100,000 per year in direct compensation from the Company, other than director and committee fees; or

•	the director of the Company was an executive officer or an employee, or an immediate family member of the director was an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of (a) $1,000,000 or (b) 1% of such other company’s consolidated gross revenues.

B.    The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence:

•	if a director of the Company is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, does not exceed the greater of (a) $1,000,000 or (b) 1% of such other company’s consolidated gross revenues;

•	if a director of the Company is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness is less than 1% of the consolidated assets of the company wherein the director serves as an executive officer;

•	if the director is an executive officer of another company in which the Company owns a common stock interest, and the amount of the common stock interest is less than 5% of the total shareholders equity of the company where the director serves as an executive officer; or

•	if a director of the Company serves as an officer of a charitable organization, and the Company’s contributions to the organization in any single fiscal year are less than the lesser of (a) $1,000,000 or (b) 1% of that organization’s gross revenues.

A-1

C.    For relationships not covered by Section B above, the determination of whether the relationship is material or not, and whether the director would be independent, shall be made by the directors who satisfy the independence guidelines set forth in Sections A and B above. The Company will explain in its proxy statement any Board determination that a relationship was immaterial in the event that it did not meet the categorical standards of immateriality set forth in Section B above.

Members of the Audit Committee of the Board are subject to heightened standards of independence, as provided for within the Audit Committee charter.

A-2

Appendix B

AUDIT COMMITTEE CHARTER

I.	Purpose

The Audit Committee (“Committee”) will assist the Ashland Inc. (“Company”) Board of Directors (“Board”) in fulfilling its oversight responsibilities relating primarily to (a) the integrity of the Company’s financial statements and financial reporting process; (b) the integrity of the Company’s systems of internal accounting and financial controls; (c) the performance of the Company’s internal audit function and independent auditors; (d) the independent auditors’ qualifications and independence, and the audit of the Company’s financial statements; and (e) legal and regulatory compliance requirements.

The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement. The Committee will maintain effective working relationships with and open communication between the Board, management and internal and independent auditors.

II.	Organization

A.	Membership

The Audit Committee will be composed of three or more directors, as determined by the Board. The Board elects the members of the Committee upon the recommendation of the Governance and Nominating Committee at the annual organization meeting of the Board for terms of one year, or until their successors are duly elected and qualified. Members shall serve at the pleasure of the Board. Unless a Chairman is elected by the full Board, the members may designate a Chairman by majority vote of the full membership of the Committee.

The Committee’s composition shall meet the independence and expertise requirements for audit committees imposed by the New York Stock Exchange (“NYSE”), Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and any applicable rules or regulations of the SEC, in each case as in effect from time to time. The Board shall endeavor to have at least one member of the Committee designated as an “audit committee financial expert,” as defined by the SEC.

B.	Meetings

The Committee will have four scheduled meetings each year, plus additional meetings as circumstances require. A majority of the members of the Committee will constitute a quorum for the transaction of business. The Committee will keep minutes of its meetings, and will regularly report to the Board on its activities, making recommendations as appropriate.

III.	Responsibilities and Authorities

The Committee will carry out its oversight responsibilities through a variety of processes. It is management’s responsibility to prepare the Company’s financial statements and to develop and maintain adequate systems of internal accounting and financial controls, and it is the internal and independent auditors’ responsibility to review, and, when appropriate, audit those financial statements and internal control systems. In carrying out its oversight responsibilities, the Committee shall rely on the Company’s management and the internal and independent auditors. The Committee cannot provide any expert or special assurances as to the Company’s financial statements or internal controls or any professional certification as to the independent auditors’ work.

In undertaking its oversight responsibilities, the Committee will take appropriate actions to set the overall corporate tone for quality financial reporting, sound internal accounting and financial controls and compliance with law. In discharging its oversight role, the Committee may, as appropriate and necessary, institute special investigations, including hiring experts to assist as needed. The following are the primary recurring processes that will be utilized by the Committee in carrying out its oversight responsibilities. The Committee will supplement these recurring processes as appropriate for changing circumstances.

•	Accounting and Financial Controls: The Committee will review with management, the independent auditors and the internal auditor the effectiveness of the accounting and financial controls, including the Company’s systems to monitor and manage business risk. The Committee will meet with the internal and independent auditors, with and without management present, to discuss the results of their examinations.

•	Preventive Law and Compliance Programs: The Committee will review the effectiveness of the Company’s preventive law and compliance programs, and will evaluate whether management is setting the appropriate “tone at the top” with respect to business ethics and compliance with law by communicating the importance of the Company’s Code of Business Conduct and acceptable business practices.

•	Independence of Outside Auditors: The Committee will have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Committee, as representatives of the Company’s shareholders. The Committee has the ultimate authority and responsibility to select, compensate, evaluate and, where appropriate, terminate and replace the independent auditors, and the independent auditors shall be ultimately accountable to the Committee. Annually, the Committee will review and recommend to the Board the selection of the Company’s independent auditors, subject to shareholder ratification. The Committee will discuss the auditors’ independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. The Committee will review with management and authorize any appointment, replacement, reassignment or dismissal of the internal auditor.

•	Audit Scope: The Committee will discuss with the internal auditor and the independent auditors the overall scope and plans for their respective audits, including the adequacy of resources to be applied.

•	Reporting Procedures for Independent Auditors: The Company’s independent auditors shall report directly to the Committee.

•	Pre-approval of Services Performed by Independent Auditors: The Committee shall review and pre-approve (a) all auditing services and (b) all non-auditing services rendered to the Company by its independent auditors, in each case including all engagement fees and terms.

•	Independent Auditors’ Internal Quality-Control Procedures: The Committee shall receive from the independent auditors, at least annually, a written report describing: (a) the independent auditors’ internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (c) (to assess the independent auditors’ independence) all relationships between the independent auditors and the Company.

•	Evaluation of Independent Auditors: After reviewing the foregoing report and the independent auditors’ work, the Committee shall evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions with respect to the independent auditors to the Board.

•	Hiring Policies: The Committee shall establish clear hiring policies with respect to employees and former employees of the independent auditors in accordance with standards imposed by the NYSE and any applicable rules or regulations of the SEC, in each case as in effect from time to time.

•

Financial Statements and Management’s Discussion and Analysis:    Prior to their public filing, the Committee will review and discuss with management and the independent auditors (1) the annual audited financial statements and interim consolidated financial statements, including the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of

Operations; and (2) any other matters to be communicated to the Committee by the independent auditors under generally accepted auditing standards, to determine whether they are complete and consistent with information known to the Committee members, and whether the independent auditors are satisfied with the disclosure and content of those financial statements. The Committee will recommend to the Board the consolidated financial statements of Ashland to be included in its Annual Report to Shareholders and Annual Report on Form 10-K.

•	Financial Information: The Committee will discuss with management and the independent auditors, as appropriate, earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	Executive Sessions: The Committee shall meet periodically in separate sessions with (a) management, (b) the internal auditor, and (c) the independent auditors.

•	Audit Inquiries: The Committee shall regularly review with the independent auditors and the internal auditor any audit problems or difficulties encountered and management’s response.

•	Risk Assessment and Risk Management Policies: The Committee shall review and discuss with management, the internal auditor and the independent auditors, the Company’s risk assessment and risk management policies, including the Company’s major risk exposures and steps taken by management to monitor and mitigate such exposures.

•	Disclosure Controls and Procedures and Internal Control Over Financial Reporting: The Committee shall review and discuss with management, the internal auditor and the independent auditors, the quality and adequacy of the Company’s disclosure controls and procedures and internal control over financial reporting, including reviewing any management internal control report, any significant internal control deficiencies or material weaknesses, any fraud involving management or others significantly involved in the Company’s disclosure controls and procedures or internal control over financial reporting, and any changes implemented in light of material control deficiencies or weaknesses.

•	Integrity of Management: The Committee shall review and investigate any matters pertaining to the integrity of management, including conflicts of interest, or adherence to the Company’s Code of Business Conduct; and the Committee shall establish and maintain procedures for handling complaints regarding accounting, internal accounting controls, and auditing matters, including procedures for confidential, anonymous submission of concerns by Company employees regarding accounting and auditing matters.

The Committee may form and delegate authority to subcommittees. In particular, the Committee may delegate to one or more of its members the authority to pre-approve audit and/or non-audit services, provided that the decisions of any member(s) to whom pre-approval authority is delegated shall be presented to the Committee at the next Committee meeting.

The Committee shall have the authority to retain such outside counsel, experts and other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

The Committee shall report its recommendations to the Board after each Committee meeting and shall conduct and present to the Board an annual assessment of its performance under its charter. The Committee shall review at least annually the adequacy of this charter with the Governance and Nominating Committee and recommend any proposed changes to the Board for approval.

IV.	Compensation

No member of the Committee may receive, directly or indirectly, any compensation from the Company other than (i) fees paid to directors for service on the Board (including customary perquisites and other benefits that all directors receive), (ii) additional fees paid to directors for service on a committee of the Board (including the Committee) or as the chairperson of any committee and (iii) a pension or other deferred compensation for prior service that is not contingent on future service on the Board.

Appendix C

2006 ASHLAND INC. INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the 2006 Ashland Inc. Incentive Plan is to promote the interests of Ashland Inc. and its shareholders by providing incentives to its directors, officers and employees. Accordingly, the Company may grant to selected officers and employees Option Awards, Stock Appreciation Rights Awards, Restricted Stock Awards, Incentive Awards, Performance Unit Awards and Merit Awards in an effort to attract and retain in its employ qualified individuals and to provide such individuals with incentives to continue service with the Company, devote their best efforts to the Company and improve the Company’s economic performance, thus enhancing the value of the Company for the benefit of shareholders. This Plan also provides an incentive for qualified persons, who are not officers or employees of the Company, to serve on the Board of Directors of the Company and to continue to work for the best interests of the Company by rewarding such persons with an automatic Restricted Stock Award and with discretionary Option Awards.

SECTION 2. DEFINITIONS

(A)    “Agreement” shall mean a written agreement setting forth the terms of an Award, to be entered into at the Company’s discretion.

(B)    “Attestation” means the delivery to the Company of a completed attestation form prescribed by the Company setting forth the whole shares of Common Stock owned by the Recipient which the Recipient wishes to utilize to pay the Exercise Price. The Common Stock listed on the attestation form must have been owned by the Recipient six months or longer, and not have been used to effect an Option exercise within the preceding six months, unless the Committees specifically provide otherwise.

(C)    “Award” shall mean an Option Award, a Stock Appreciation Right Award, an Incentive Award, a Performance Unit Award, a Restricted Stock Award or a Merit Award, in each case granted under this Plan.

(D)    “Beneficiary” shall mean the person, persons, trust or trusts designated by a Recipient or if no designation has been made, the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of a Recipient’s death.

(E)    “Board” shall mean the Board of Directors of the Company or its designee.

(F)    “Cashless Exercise” shall mean the procedure by which a broker provides the funds to a Recipient to effect an Option exercise. At the direction of the Recipient, the broker will either: (i) sell all of the shares received when the Option is exercised and pay the Recipient the proceeds of the sale (minus the Exercise Price, withholding taxes and any fees due to the broker); or (ii) sell enough of the shares received upon exercise of the Option to cover the Exercise Price, withholding taxes and any fees due the broker and deliver to the Recipient (either directly or through the Company) a stock certificate for the remaining shares.

(G)    “Change in Control” shall be deemed to occur (1) upon approval of the shareholders of the Company (or if such approval is not required, upon the approval of the Board) of (A) any consolidation or merger of the Company, other than a consolidation or merger of the Company into or with a direct or indirect wholly-owned subsidiary, in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property other than a merger in which the holders of Common Stock immediately prior to the merger will have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, provided, however, that no sale, lease, exchange or other transfer of all or substantially all the assets of the

Company shall be deemed to occur unless assets constituting 80% of the total assets of the Company are transferred pursuant to such sale, lease, exchange or other transfer, or (C) adoption of any plan or proposal for the liquidation or dissolution of the Company, (2) when any person (as defined in Section 3(a)(9) or 13(d) of the Exchange Act), other than the Company or any Subsidiary or employee benefit plan or trust maintained by the Company, shall become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 15% of the Company’s Common Stock outstanding at the time, without the approval of the Board, or (3) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

(H)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(I)    “Committees” shall refer to the P&C Committee as it relates to Awards to Participants and to the G&N Committee as it relates to Awards to Outside Directors.

(J)    “Common Stock” shall mean the Common Stock of the Company ($.01 par value), subject to adjustment pursuant to Section 14 hereof.

(K)     “Company” shall mean, collectively, Ashland Inc. and its Subsidiaries.

(L)    “Disability” shall mean, (i) in the case of a Participant, he or she becomes unable to perform the functions required by his or her regular job due to physical or mental illness and, in connection with the grant of an Incentive Stock Option shall be disabled if he or she falls within the meaning of that term as provided in Section 22(e)(3) of the Code and (ii) in the case of an Outside Director, when he or she is unable to attend to his or her duties and responsibilities as a member of the Board because of incapacity due to physical or mental illness.

(M)    “Exercise Price” shall mean, with respect to each share of Common Stock subject to an Option or Stock Appreciation Right, the price fixed by the Committees at which such share may be purchased from the Company pursuant to the exercise of such Option or Stock Appreciation Right, which price at no time may be less than 100% of the Fair Market Value of the Common Stock on the date the Option or Stock Appreciation Right is granted.

(N)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(O)    “Fair Market Value” shall mean the price of the Common Stock as reported on the Composite Tape of the New York Stock Exchange on the date and at the time selected by the Committees or as otherwise provided in this Plan.

(P)    “G&N Committee” shall mean the Governance and Nominating Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions, or its designee.

(Q)    “Incentive Award” shall mean an Award made pursuant to Section 7 hereof, the payment of which is contingent upon the achievement of the Performance Goals for the particular Performance Period.

(R)    “Incentive Stock Option” or “ISO” shall mean an Option that is intended by the Committees to meet the requirements of Section 422 of the Code or any successor provision.

(S)    “ISO Award” shall mean an Award of an Incentive Stock Option pursuant to Section 10 hereof.

(T)    “Merit Award” shall mean an Award of Common Stock issued pursuant to Section 9 hereof.

(U)    “Non-Employee Director” shall mean a non-employee director within the meaning of applicable regulatory requirements, including those promulgated under Section 16 of the Exchange Act.

(V)    “Nonqualified Stock Option” or “NQSO” shall mean an Option granted pursuant to this Plan which does not qualify as an Incentive Stock Option. Notwithstanding anything to the contrary contained herein, a Nonqualified Stock Option may not be coupled with a right to defer any income attributable to an exercise thereof to a taxable year of the holder after the taxable year in which such Option was exercised.

(W)    “Notice of Grant” shall mean a written notice setting forth the terms of an Option or SAR Award, to be entered into at the Company’s discretion.

(X)    “Option” shall mean the right to purchase Common Stock at a price to be specified and upon terms to be designated by the Committees or otherwise determined pursuant to this Plan. The Committees shall designate an Option as a Nonqualified Stock Option or an Incentive Stock Option.

(Y)    “Option Award” shall mean an Award of an Option pursuant to Section 10 hereof.

(Z)    “Outside Director” shall mean a director of the Company who is not also an employee of the Company as selected by the G&N Committee to receive an Award under this Plan.

(AA)    “P&C Committee” shall mean the Personnel and Compensation Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions, which shall consist of three or more members, each of whom shall be a Non-Employee Director and an outside director as defined in the regulations issued under Section 162(m) of the Code, or its designee.

(BB)    “Participant” shall mean a regular, full-time or part-time employee of the Company as selected by the P&C Committee to receive an Award under this Plan.

(CC)    “Performance Goals” shall mean performance goals as may be established in writing by the P&C Committee which may be based on earnings, stock price, return on equity, return on investment, total return to shareholders, economic profit, debt rating or achievement of business, financial or operational goals. Such goals may be absolute in their terms or measured against or in relation to other companies comparably or otherwise situated. Such performance goals may be particular to a Participant or the division or other unit in which the Participant works and/or may be based on the performance of the Company generally.

(DD)    “Performance Period” shall mean the period designated by the P&C Committee during which the performance objectives shall be measured.

(EE)    “Performance Unit Award” shall mean an Award made pursuant to Section 8 hereof, the payment of which is contingent upon the achievement of the Performance Goals for the particular Performance Period.

(FF)    “Personal Representative” shall mean the person or persons who, upon the Disability or incompetence of a Recipient, shall have acquired on behalf of the Recipient by legal proceeding or otherwise the right to receive the benefits specified in this Plan.

(GG)    “Plan” shall mean this 2006 Ashland Inc. Incentive Plan.

(HH)    “Recipients” shall mean a Participant or an Outside Director, as appropriate.

(II)    “Restricted Period” shall mean the period designated during which Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered, which period in the case of Participants shall not be less than one year from the date of grant (unless otherwise directed by the P&C Committee), and in the case of Outside Directors is the period set forth in Section 6(B) hereof.

(JJ)    “Restricted Stock” shall mean those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions, terms, and conditions set forth in the related Agreement, if any.

(KK)    “Restricted Stock Award” shall mean an Award of Restricted Stock pursuant to Section 6 hereof.

(LL)    “Retained Distributions” shall mean any securities or other property (other than regular cash dividends) distributed by the Company in respect of Restricted Stock during any Restricted Period.

(MM)    “Retirement” shall mean, (a) in the case of a Participant, retirement from the employ of the Company at any time as described in the Ashland Inc. and Affiliates Pension Plan or in any successor pension plan, as from time to time in effect, and (b) in the case of an Outside Director, retirement from the Board at age 70 or at any other age as the Board may from time to time determine.

(NN)    “Stock Appreciation Right” or “SAR” shall mean the right of the holder to receive the appreciation in the Fair Market Value of shares of Common Stock upon terms to be designated by the Committees or otherwise determined pursuant to this Plan. The holder of an exercisable SAR may elect to surrender the SAR and receive in exchange therefore an amount equal to the excess of the Fair Market Value of the Common Stock on the date the election to surrender is received by the Company over the Exercise Price specified in such SAR multiplied by the number of shares of Common Stock covered by such SAR, or portion thereof, which is so surrendered. Such amount shall be paid to the holder in shares of Common Stock the number of which shall be determined by dividing such amount by the Fair Market Value of the Common Stock at the close of business on the date the holder makes an effective exercise of the right to receive such amount. A SAR may be granted only singly and may not be granted in tandem with an Option. A SAR shall be exercisable upon any additional terms and conditions which may be determined as provided in this Plan. Notwithstanding anything to the contrary contained herein, no SAR may be coupled with a right to defer any income attributable to an exercise thereof to a taxable year of the holder after the taxable year in which the SAR was exercised.

(OO)    “Stock Appreciation Right Award” or “SAR Award” shall mean an Award of a Stock Appreciation Right pursuant to Section 10 hereof.

(PP)    “Subsidiary” shall mean any present or future subsidiary corporations, as defined in Section 424 of the Code, of the Company.

(QQ)    “Tax Date” shall mean the date the withholding tax obligation arises with respect to an Award.

SECTION 3. STOCK SUBJECT TO THIS PLAN

There will be reserved for issuance under this Plan an aggregate of 4,000,000 shares of Common Stock, par value $.01 per share; provided, however, that of such shares only 1,000,000 shares in the aggregate shall be available for Restricted Stock Awards, Merit Awards, ISO Awards and Performance Unit Awards. Such shares shall be authorized but unissued shares of Common Stock. If any Award under this Plan shall expire or terminate for any reason without having been earned or vested in full, or if any Award shall be forfeited or deferred, the shares subject to the unearned, forfeited or deferred portion of such Award shall again be available for the purposes of this Plan. No Participant shall be granted more than a total of 250,000 Option or SAR Awards annually and no Outside Director shall be granted more than a total of 10,000 Option or SAR Awards annually.

SECTION 4. ADMINISTRATION

The P&C Committee shall have the exclusive authority to administer this Plan for Participants. The G&N Committee shall have the exclusive authority to administer this Plan for Outside Directors.

In addition to any implied powers and duties that may be needed to carry out the provisions hereof, the Committees, acting individually, shall have all the powers vested in them by the terms hereof, including exclusive authority to select the Recipients, to determine the type, size and terms of the Awards to be made to each Recipient, to determine the time when Awards will be granted, and to prescribe the form of the Agreement or Notice of Grant embodying Awards made under this Plan. The Committees shall be authorized to interpret this Plan and the Awards granted under this Plan, to establish, amend and rescind any rules and regulations relating to this Plan, to make any other determinations which they believe necessary or advisable for the administration hereof, and to correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committees deem desirable to carry it into effect. Any decision of the Committees in the administration of this Plan, as described herein, shall be final and conclusive.

It is intended that this Plan, Awards granted hereunder, and the administration of this Plan comply with the provisions of Section 409A of the Code, and all provisions of this Plan and Awards granted hereunder shall be construed and interpreted in a manner consistent with Section 409A of the Code.

SECTION 5. ELIGIBILITY

Awards may only be granted (i) to regular full-time or part-time employees of the Company, or (ii) as expressly provided in Sections 6(B) and 10 hereof, to Outside Directors of the Company.

SECTION 6. RESTRICTED STOCK AWARDS

(A)	Awards to Employees

The P&C Committee may make a Restricted Stock Award to selected Participants, which Restricted Stock Awards may, at the Company’s discretion and as directed by the P&C Committee, be evidenced by an Agreement which shall contain such terms and conditions as the P&C Committee, in its sole discretion, may determine. The amount of each Restricted Stock Award and the respective terms and conditions of such Award (which terms and conditions need not be the same in each case) shall be determined by the P&C Committee in its sole discretion; provided, however, that a Restricted Stock Award may not be coupled with an arrangement to defer the recognition of income attributable to such Award beyond the taxable year of the Participant in which such Restricted Stock Award becomes vested or is otherwise no longer subject to a substantial risk of forfeiture, unless permitted under Section 409A of the Code. Subject to the terms and conditions of each Restricted Stock Award, the Participant, as the owner of the Common Stock issued as Restricted Stock, shall have all rights of a shareholder including, but not limited to, voting rights as to such Common Stock and the right to receive dividends thereon when, as and if paid.

Unless otherwise determined and directed by the P&C Committee, in the event that a Restricted Stock Award has been made to a Participant whose employment or service is subsequently terminated for any reason prior to the lapse of all restrictions thereon, such Restricted Stock will be forfeited in its entirety by such Participant.

(B)	Awards to Outside Directors

During the term of this Plan, each person who is hereafter duly appointed or elected as an Outside Director shall be granted, effective on the date of his or her appointment or election to the Board, a Restricted Stock Award of 1,000 shares. All Awards under this subsection (B) are subject to the limitation on the number of shares of Common Stock available pursuant to Section 3 hereof and to the terms and conditions set forth in this subsection (B) and subsection (C) below.

Upon the granting of the Restricted Stock Award, such Outside Director shall be entitled to all rights incident to ownership of Common Stock of the Company with respect to his or her Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and to receive dividends thereon when, as and if paid; provided, however, that subject to subsection (C) hereof, in no case may any shares of Restricted Stock granted to an Outside Director be sold, assigned, transferred, pledged, or otherwise encumbered during the

Restricted Period which shall not lapse until the earlier to occur of the following: (i) Retirement, (ii) the death or Disability of such Outside Director, (iii) a 50% change in the beneficial ownership of the Company as defined in Rule 13d-3 under the Exchange Act, or (iv) voluntary early retirement to take a position in governmental service. No Restricted Stock Award hereunder may include an arrangement that would defer the recognition of income attributable to such Award beyond the taxable year in which the Restricted Period lapses and the Restricted Stock Award is no longer subject to a substantial risk of forfeiture, unless permitted under Section 409A of the Code. Unless otherwise determined and directed by the G&N Committee, in the case of voluntary resignation or other termination of service of an Outside Director prior to the occurrence of any of the events described in the preceding sentence, any Restricted Stock Award made pursuant to this subsection will be forfeited by such Outside Director.

(C)	Transferability

Subject to Section 16(B) hereof, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered during a Restricted Period, which, in the case of Participants, shall be determined by the P&C Committee and, unless otherwise determined by the P&C Committee, shall not be less than one year from the date of the Restricted Stock Award, and, in the case of Outside Directors, shall be determined in accordance with subsection (B) of this Section. The P&C Committee may, at any time, reduce the Restricted Period with respect to any outstanding shares of a Restricted Stock Award, but, unless otherwise determined by the P&C Committee, such Restricted Period shall not be less than one year.

During the Restricted Period, certificates representing the Restricted Stock and any Retained Distributions shall be registered in the Recipient’s name and bear a restrictive legend to the effect that ownership of such Restricted Stock (and any such Retained Distributions), and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms, and conditions provided in this Plan and the applicable Agreement, if any. Such certificates shall be deposited by the Recipient with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions which shall be forfeited in accordance with this Plan and the applicable Agreement, if any. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes, with the exception that: (i) the Recipient will not be entitled to delivery of the stock certificates representing such Restricted Stock until the restrictions applicable thereto shall have expired; (ii) the Company will retain custody of all Retained Distributions made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts; (iii) subject to Section 16(B) hereof, the Recipient may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Stock or any Retained Distributions during the Restricted Period; and (iv) unless otherwise determined and directed by the Committees, a breach of any restrictions, terms, or conditions provided in this Plan or established by the Committees with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

SECTION 7. INCENTIVE AWARDS

(A)    Any Participant may receive one or more Incentive Awards, as the P&C Committee shall from time to time determine.

(B)    No later than 120 days (90 days for those Participants subject to the limitations of Code Section 162(m)) after the commencement of each Performance Period, the P&C Committee shall establish in writing one or more Performance Goals that must be reached by a Participant in order to receive an Incentive Award for such Performance Period. Except with respect to Participants subject to the limitations of Code Section 162(m), the P&C Committee shall have the discretion to later revise the Performance Goals and the amount to be paid out upon the attainment of these goals for any reason including the reflection of promotions, transfers or other changes in a Participant’s employment so long as such changes are consistent with the Performance Goals established for other Participants in the same or similar positions. Performance Goals established for Participants subject to Code Section 162(m) may only be adjusted to reduce or eliminate the amount of compensation otherwise payable upon attainment of the Performance Goals.

(C)    The target Incentive Award is a fixed percentage of the Participant’s Base Salary paid during the year. The maximum Incentive Award is 150% of the target Incentive Award. No Incentive Award shall exceed three million dollars ($3,000,000).

(D)    Payment of Incentive Awards shall be made on a date or dates fixed by the P&C Committee. Payment may be made in one or more installments and may be made wholly in cash, wholly in shares of Common Stock or a combination thereof as determined by the P&C Committee. Payments shall in all events not be made later than seventy-five days after the later of (i) the end of the tax year of the Participant in which the Performance Period ends; and (ii) the end of the tax year of the Company in which the Performance Period ends.

If payment of an Incentive Award shall be made all or partially in shares of Common Stock, the number of shares of Common Stock to be delivered to a Participant on any payment date shall be determined by dividing (x) the original dollar amount to be paid on the payment date (or the part thereof determined by the P&C Committee to be delivered in shares of such Incentive Award) by (y) the Fair Market Value on the date the Board approves the P&C Committee’s decision to pay an Incentive Award or such other date as the Board shall determine.

(E)    Unless otherwise determined and directed by the P&C Committee, an Incentive Award shall terminate if the Participant does not remain continuously employed and in good standing with the Company until the date of payment of such Award. Unless otherwise determined and directed by the P&C Committee, in the event a Participant’s employment is terminated because of death, Disability or Retirement, the Participant (or his or her beneficiaries or estate) shall receive the prorated portion of the payment of an Incentive Award for which the Participant would have otherwise been eligible based upon the portion of the Performance Period during which he or she was so employed so long as the Performance Goals are subsequently achieved.

SECTION 8. PERFORMANCE UNIT AWARDS

(A)    Any Participant may receive one or more Performance Unit Awards, as the P&C Committee shall from time to time determine.

(B)    The Performance Goals and Performance Period applicable to a Performance Unit Award shall be set forth in writing by the P&C Committee no later than 120 days (90 days for those Participants subject to the limitations imposed by Section 162(m) of the Code) after the commencement of the Performance Period. Except with respect to Participants subject to the limitations of Section 162(m) of the Code, the P&C Committee shall have the discretion to later revise the Performance Goals and the amount to be paid out upon the attainment of these goals for any reason including the reflection of promotions, transfers or other changes in a Participant’s employment so long as such changes are consistent with the Performance Goals established for other Participants in the same or similar positions. Goals established for Participants subject to Section 162(m) of the Code may only be adjusted to reduce or eliminate the amount of compensation otherwise payable upon attainment of the Performance Goals.

(C)    Each Performance Unit Award shall be established in dollars or shares of Common Stock, or a combination of both, as determined by the P&C Committee. The original amount of any Performance Unit Award shall not exceed 400% of the Participant’s then annual base salary and the original amount of any Performance Unit Award shall not exceed five million dollars ($5,000,000). In determining the amount of any Performance Unit Award made, in whole or in part, in shares of Common Stock, the value thereof shall be based on the Fair Market Value on the first day of the Performance Period or on such other date as the Board shall determine.

(D)    Unless otherwise determined and directed by the P&C Committee, a Performance Unit Award shall terminate for all purposes if the Participant does not remain continuously employed and in good standing with the Company until payment of such Performance Unit Award. Unless otherwise determined and directed by the P&C Committee, a Participant (or his or her beneficiaries or estate) whose employment was terminated because of death, Disability or Retirement will receive a prorated portion of the payment of his or her Award based upon the portion of the Performance Period during which he or she was so employed so long as the Performance Goals are subsequently achieved.

(E)    Payment with respect to Performance Unit Awards will be made to Participants on a date or dates fixed by the P&C Committee. The amount of such payment shall be determined by the P&C Committee and shall be based on the original amount of such Performance Unit Award adjusted to reflect the attainment of the Performance Goals during the Performance Period. Payment may be made in one or more installments and may be made wholly in cash, wholly in shares of Common Stock or a combination thereof as determined by the P&C Committee. Payments shall in all events not be made later than seventy-five days after the later of (i) the end of the tax year of the Participant in which the Performance Period ends; and (ii) the end of the tax year of the Company in which the Performance Period ends.

If payment of a Performance Unit Award established in dollars is to be made in shares of Common Stock or partly in such shares, the number of shares of Common Stock to be delivered to a Participant on any payment date shall be determined by dividing (x) the amount payable by (y) the Fair Market Value on the date the Board approves the P&C Committee’s decision to pay the Performance Unit Award or on such other date as the Board shall determine.

If payment of a Performance Unit Award established in shares of Common Stock is to be made in cash or partly in cash, the amount of cash to be paid to a Participant on any payment date shall be determined by multiplying (x) the number of shares of Common Stock to be paid in cash on such payment date with respect to such Performance Unit Award, by (y) the Fair Market Value on the date the Board approves the P&C Committee’s decision to pay the Performance Unit Award or on such other date as the Board shall determine. Any payment may be subject to such restrictions and conditions as the P&C Committee may determine.

SECTION 9. MERIT AWARDS

Any Participant may receive a Merit Award of Common Stock under this Plan for such reasons and in such amounts as the P&C Committee may from time to time determine. A Merit Award of Common Stock for any calendar year may not be distributed later than seventy-five days after the end of such calendar year.

SECTION 10. OPTION AND SAR AWARDS

(A)    Any Recipient may receive one or more Option or SAR Awards, as the Committees shall from time to time determine.

(B)    Designation and Price

(1)    Any Option granted under this Plan may be granted as an Incentive Stock Option or as, a Nonqualified Stock Option as shall be designated by the Committees at the time of the grant of such Option. Only Participants may be granted ISOs. Each Option and SAR shall, at the discretion of the Company and as directed by the Committees, be evidenced by a Notice of Grant, which Notice of Grant shall specify the designation of the Option as an ISO or a NQSO, as the case may be, and shall contain such terms and conditions as the Committees, in their sole discretion, may determine in accordance with this Plan.

(2)    Every ISO shall provide for a fixed expiration date of not later than ten years from the date such ISO is granted. Every NQSO and SAR shall provide for a fixed expiration date of not later than ten years and one month from the date such NQSO or SAR is granted.

(3)    The Exercise Price of Common Stock issued pursuant to each Option or SAR shall be fixed by the Committees at the time of the granting of the Option or SAR; provided, however, that such Exercise Price shall in no event ever be less than 100% of the Fair Market Value of the Common Stock on the date such Option is granted, subject to adjustment as provided in Section 14.

(C)    Exercise

The Committees may, in their sole discretion, provide for Options or SARs granted under this Plan to be exercisable in whole or in part; provided, however, that no Option or SAR shall be exercisable prior to the first anniversary of the date of its grant, except as provided in Section 12 hereof or as the Committees otherwise determine in accordance with this Plan, and in no case may an Option or SAR be exercised at any time for fewer than 50 shares (or the total remaining shares covered by the Option or SAR if fewer than 50 shares) during the term of the Option or SAR. The specified number of shares will be issued upon receipt by the Company of (i) notice from the holder thereof of the exercise of an Option or SAR, and (ii) payment to the Company (as provided in subsection (D) of this Section), of the Exercise Price for the number of shares with respect to which the Option is exercised. Each such notice and payment shall be delivered or mailed to the Company at such place and in such manner as the Company may designate from time to time.

(D)    Payment for Shares

Except as otherwise provided in this Section, the Exercise Price for the Common Stock shall be paid in full when the Option is exercised. Subject to such rules as the Committees may impose, the Exercise Price may be paid in whole or in part: (i) in cash; (ii) in whole shares of Common Stock owned by the Recipient and evidenced by negotiable certificates, valued at their Fair Market Value (which shares of Common Stock must have been owned by the Recipient six months or longer, and not used to effect an Option exercise within the preceding six months, unless the Committees specifically provide otherwise); (iii) by Attestation; (iv) by a combination of such methods of payment; or (v) by such other consideration as shall constitute lawful consideration for the issuance of Common Stock and be approved by the Committees (including, without limitation, effecting a Cashless Exercise of the Option with a broker).

(E)    Continued Employment, Agreement to Serve and Exercise Period

(1)	Participants

(a)    Subject to the provisions of Section 12(D) hereof, every Option and SAR shall provide that it may not be exercised in whole or in part for a period of one year after the date of granting such Option or SAR (unless otherwise determined by the P&C Committee) and if the employment of the Participant shall terminate prior to the end of such one year period (or such other period determined by the P&C Committee), the Option or SAR granted to such Participant shall immediately terminate.

(b)    Every Option and SAR shall provide that in the event the Participant dies (i) while employed by the Company, (ii) during the periods in which Options or SARs may be exercised by a Participant determined to be Disabled, or (iii) after Retirement, such Option or SAR shall be exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Option or SAR, by the Beneficiaries of the decedent for the number of shares which the Participant could have acquired under the Option or SAR immediately prior to the Participant’s death.

(c)    Every Option and SAR shall provide that in the event the employment of any Participant shall cease by reason of Disability, as determined by the P&C Committee at any time during the term of the Option or SAR, such Option or SAR shall be exercisable, at any time or from time to time prior to the fixed termination date set forth in the Option or SAR by such Participant for the number of shares which the Participant could have acquired under the Option or SAR immediately prior to the

Participant’s Disability. The determination by the P&C Committee of any question involving Disability of a Participant shall be conclusive and binding.

(d)    Every Option and SAR shall provide that in the event the employment of any Participant shall cease by reason of Retirement, such Option or SAR may be exercised at any time or from time to time, prior to the fixed termination date set forth in the Option or SAR for the number of shares which the Participant could have acquired under the Option or SAR immediately prior to such Retirement.

(e)    Notwithstanding any provision of this Plan to the contrary, any Option or SAR, may, in the discretion of the P&C Committee or as provided in the relevant Notice of Grant (if any), become exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Option or SAR for the full number of awarded shares or any part thereof, less such number as may have been theretofore acquired under the Option or SAR from and after the time the Participant ceases to be an employee of the Company as a result of the sale or other disposition by the Company of assets or property (including shares of any Subsidiary) in respect of which such Participant had theretofore been employed or as a result of which such Participant’s continued employment with the Company is no longer required.

(f)    Except as provided in sub-subsections (b), (c), (d), (e) and (g) of this Section 10(E) and Section 12(D) hereof, every Option and SAR shall provide that it shall terminate on the earlier to occur of the fixed termination date set forth in the Option or SAR or thirty (30) days after cessation of the Participant’s employment for any cause in respect of the number of shares which the Participant could have acquired under the Option or SAR immediately prior to such cessation of employment; provided, however, that no Option or SAR may be exercised after the fixed termination date set forth in the Option or SAR.

(g)    Notwithstanding any provision of this Section to the contrary, in the event the P&C Committee determines, in its sole and absolute discretion, that the employment of any Participant has terminated for a reason or in a manner adversely affecting the Company (which may include, without limitation, taking other employment or rendering service to others without the consent of the Company), then the P&C Committee may direct that such Participant forfeit any and all Options or SARs that he or she could otherwise have exercised pursuant to the terms of this Plan.

(h)    Each Participant granted an Award under this Plan shall agree by his or her acceptance of such Award to remain in the service of the Company for a period of at least one year from the date of the Notice of Grant respecting the Award (or, if no Notice of Grant is given, at least one year from the date of the Award). Such service shall, subject to the terms of any contract between the Company and such Participant, be at the pleasure of the Company and at such compensation as the Company shall reasonably determine from time to time. Nothing in this Plan, or in any Award granted pursuant to this Plan, shall confer on any individual any right to continue in the employment of or service to the Company or interfere in any way with the right of the Company to terminate the Participant’s employment at any time.

(i)    Notwithstanding anything to the contrary herein, any Option that is an ISO shall be exercisable not later than three (3) months following the date that the employment of a Participant terminated.

(2)	Outside Directors

If an Outside Director’s service on the Board terminates by reason of (i) Retirement, (ii) the death or Disability of such Outside Director, (iii) a 50% change in the beneficial ownership of the Company as defined in Rule 13d-3 under the Exchange Act, or (iv) voluntary early retirement to take a position in governmental service, any Option or SAR held by such Outside Director may thereafter be exercised by the Outside Director, or in the event of death, by his or her Beneficiary to the extent it was vested and exercisable at the time of such termination (i) for a period equal to the number of years of completed Board service as of the date of such termination of the Outside Director on whose behalf the Option or SAR is exercised or (ii) until the expiration of the stated term of such Option or SAR, whichever period is the shorter. In the event of termination for any reason other than those set forth above, any Option or SAR held by such Outside Director may thereafter be exercised by the Outside Director to the extent it was vested and exercisable at the time of termination (i) for a period of one year from the date of such termination or (ii) until the expiration of the stated term of such Option or SAR, whichever period is the shorter, unless otherwise determined by the G&N Committee.

SECTION 11. CONTINUED EMPLOYMENT

Nothing in this Plan, or in any Award granted pursuant to this Plan, shall confer on any individual any right to continue in the employment of, or service to, the Company or interfere in any way with the right of the Company to terminate the Participant’s employment at any time.

SECTION 12. CHANGE IN CONTROL

(A)    Upon a Change in Control, any Restricted Stock Award shall be free of all restrictions for the full number of awarded shares less such number as may have been theretofore acquired under the Restricted Stock Award.

(B)    Upon a Change in Control, there shall be an acceleration of any Performance Period relating to any Incentive Award, and payment of any Incentive Award shall be made in cash as soon as practicable after such Change in Control (and in no event later than seventy-five days from the last day of the Company’s fiscal year in which the Change in Control occurs) based upon achievement of the Performance Goals applicable to such Award up to the date of the Change in Control. Further, the Company’s obligation with respect to such Incentive Award shall be assumed, or new obligations substituted therefor, by the acquiring or surviving corporation after such Change in Control. In addition, prior to the date of such Change in Control, the P&C Committee, in its sole judgment, may make adjustments to any Incentive Award as may be appropriate to reflect such Change in Control.

(C)    Upon a Change in Control, there shall be an acceleration of any Performance Period relating to any Performance Unit Award, and payment of any Performance Unit Award shall be made in cash as soon as practicable after such Change in Control (and in no event later than seventy-five days from the last day of the Company’s fiscal year in which the Change in Control occurs) based upon achievement of the Performance Goals applicable to such Performance Unit Award up to the date of the Change in Control. If such Performance Unit Award was established in shares of Common Stock, the amount of cash to be paid to a Participant with respect to the Performance Unit Award shall be determined by multiplying (x) the number of shares of Common Stock relating to such Performance Unit Award, by (y) the Fair Market Value on the date of the Change in Control. Further, the Company’s obligation with respect to such Performance Unit Award shall be assumed, or new obligations substituted therefor, by the acquiring or surviving corporation after such Change in Control. In addition, prior to the date of such Change in Control, the P&C Committee, in its sole judgment, may make adjustments to any Performance Unit Award as may be appropriate to reflect such Change in Control.

(D)    Upon a Change in Control, any Option Award or SAR Award shall become immediately exercisable for the full number of awarded shares or any part thereof, less such numbers as may have been theretofore acquired under the Option Award or SAR Award from and after the date of such Change in Control, unless otherwise provided in the Notice of Grant.

SECTION 13. WITHHOLDING TAXES

Federal, state or local law may require the withholding of taxes applicable to gains resulting from the payment or vesting of an Award. Unless otherwise prohibited by the P&C Committee, each Participant may satisfy any such tax withholding obligation by any of the following means, or by a combination of such means: (i) a cash payment; (ii) authorizing the Company to withhold from the shares of Common Stock otherwise issuable to the Participant pursuant to the vesting of an Award a number of shares having a Fair Market Value, as of the Tax Date, which will satisfy the amount of the withholding tax obligation; or (iii) by delivery to the Company of a number of shares of Common Stock having a Fair Market Value as of the Tax Date which will satisfy the amount of the withholding tax obligation arising from the vesting of an Award. A Participant’s election to pay the withholding tax obligation by (ii) or (iii) above must be made on or before the Tax Date, is irrevocable, is subject to such rules as the P&C Committee may adopt, and may be disapproved by the P&C Committee. If the amount requested is not paid, the P&C Committee may refuse to issue Common Stock under this Plan.

SECTION 14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to common stockholders other than cash dividends, the number or kind of shares that may be issued under this Plan pursuant to Section 3 hereof and the number or kind of shares subject to, or the price per share under any outstanding Award shall be automatically adjusted so that the proportionate interest of the Recipient shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes hereof. In adjusting Awards pursuant to this Section 14, the Committees shall take all reasonable steps to ensure that any adjustment of Options and SARs complies with the requirements of Section 409A of the Code and, as applicable, Section 424 of the Code.

SECTION 15. AMENDMENT AND TERMINATIONS

The Committees may amend, alter or terminate this Plan at any time without the prior approval of the Board; provided, however, that: (i) the Committees may not, without approval by the Board and the shareholders, (a) materially increase the benefits provided to Recipients under this Plan or (b) provide for the re-pricing of Options; and (ii) any amendment with respect to Restricted Stock granted to Outside Directors must be approved by the full Board. Notwithstanding anything to the contrary herein, the Company may make necessary amendments to this Plan and, any Award granted hereunder to avoid imposition of penalties and additional taxes under Code Section 409A (except to the extent an outstanding award agreement restricts the ability to amend the agreement and/or the Plan in a way adverse to the Participant).

Termination of this Plan shall not affect any Awards made hereunder which are outstanding on the date of termination and such Awards shall continue to be subject to the terms of this Plan notwithstanding its termination.

SECTION 16. MISCELLANEOUS PROVISIONS

(A)    Except as to Awards of Restricted Stock to Outside Directors, no Participant or other person shall have any claim or right to be granted an Award under this Plan.

(B)    A Recipient’s rights and interest under this Plan may not be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except in the event of a Recipient’s death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Recipient in this Plan shall be subject to any obligation or liability of such individual; provided, however, that a Recipient’s rights and interest under this Plan may, subject to the discretion and direction of the Committees, be made transferable by such Recipient during his or her lifetime. Except as specified in Section 6 hereof, the holder of an Award shall have none of the rights of a shareholder until the shares subject thereto shall have been registered in the name of the person receiving or person or persons exercising the Award on the transfer books of the Company.

(C)    No Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state and other securities laws.

(D)    The expenses of this Plan shall be borne by the Company.

(E)    By accepting any Award under this Plan, each Recipient and each Personal Representative or Beneficiary claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board, and the Committees.

(F)    Awards granted under this Plan shall be binding upon the Company, its successors and assigns.

(G)    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

(H)    Each Recipient shall be deemed to have been granted any Award on the date the Committees took action to grant such Award under this Plan or such date as the Committees in their sole discretion shall determine at the time such grant is authorized.

SECTION 17. EFFECTIVENESS OF THIS PLAN

This Plan shall be submitted to the shareholders of the Company for their approval and adoption on January 26, 2006, or such other date fixed for the next meeting of shareholders or any adjournment or postponement thereof. No Awards shall be made under the Plan unless and until the Plan has been approved and adopted at a meeting of the Company’s shareholders.

SECTION 18. GOVERNING LAW

The provisions of this Plan shall be interpreted and construed in accordance with the laws of the Commonwealth of Kentucky.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

You have the option to access future shareholder communications (e.g., annual reports, proxy statements, interim communications) from us or on our behalf over the Internet, instead of receiving those documents in print. Participation is completely voluntary. If you give your consent, in the future, when, and if, material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise.

To give your consent, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the attached proxy card when you vote by mail.

Proxy card must be signed and dated on the reverse side.

ê   Please fold and detach card at perforation before mailing.   ê

ASHLAND INC.	PROXY

If you do not provide voting instructions, your proxy will be voted FOR proposals 1, 2 and 3.

1.	Election of Directors.
Nominees: Class II: (1) Roger W. Hale (2) Patrick F. Noonan (3) George A. Schaefer, Jr.

	☐	FOR all nominees listed above			☐	WITHHOLD authority to vote for all nominees listed above
(except as marked to the contrary below)

To withhold authority to vote for any individual nominee, write that nominee’s name or number on the line below:

_________________________________________________________________________________________________

2.	Ratification of Ernst & Young as independent auditors for fiscal 2006.

	☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Approval of the 2006 Ashland Inc. Incentive Plan.

	☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

	☐	I consent to access future shareholder communications over the Internet as stated above and in the Proxy Statement.

(Continued and to be signed on the reverse side)

VOTE BY TELEPHONE
C/O NATIONAL CITY BANK CORPORATE TRUST OPERATIONS LOCATOR 5352 P.O. BOX 92301 CLEVELAND, OH 44193-0900	Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.
______________________________________	VOTE BY INTERNET
Have your proxy card available when you access the website http://www.cesvote.com and follow the simple instructions to record your vote.
VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535600, Pittsburgh PA 15253.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a	Access the Website and	Return your proxy
touch-tone telephone:	cast your vote:	in the postage-paid
1-888-693-8683	http://www.cesvote.com	envelope provided
Vote 24 hours a day, 7 days a week! If you vote by telephone or over the Internet, do not mail your proxy card.
è

Proxy card must be signed and dated below.

ê   Please fold and detach card at perforation before mailing.   ê

ASHLAND INC.	PROXY

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on January 26, 2006.

The undersigned hereby appoints James J. O’Brien and David L. Hausrath, and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Ashland Inc. Common Stock, that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on January 26, 2006, and at any adjournment thereof.

Date:

(Sign Here)

INSTRUCTIONS: Please sign exactly as your name appears on this proxy. When signing as a fiduciary or on behalf of a corporation, bank, trust company, or other similar entity, your title or capacity should be shown.

Please sign, date, and return your proxy promptly in the enclosed envelope to: National City Bank, P.O. Box 535600, Pittsburgh PA 15253.

Subject Line: Please Vote Your Proxy

[Insert share information here]

Your Control Number:

Electronic Access Notification

Ashland’s Annual Meeting of Shareholders will be held on Thursday, January 26, 2006 at 10:30 a.m. Eastern Standard Time at the Metropolitan Club, 50 E. RiverCenter Boulevard, Covington, Kentucky. As previously announced, participants in Ashland’s Employee Savings Plan or the LESOP can view Ashland’s Proxy Statement and Annual Report online. We encourage you to take advantage of this service.

Paper copies of the Proxy Statement and your proxy card or copies of the Annual Report can be requested by replying to this e-mail.

As a participant in Ashland’s Employee Savings Plan or the LESOP, you may instruct the Trustees how to vote the Ashland Common Stock credited to your account by telephone or over the Internet. Your voting instructions also apply to the shares of Ashland Common Stock allocated to participant accounts for which voting instructions are not received on a timely basis by the Trustees (“Non-Directed shares”). Each participant who gives the Trustees instructions acts as a named fiduciary for the plan under the Employee Retirement Income Security Act of 1974, as amended. Any participant who wishes to vote the Non-Directed shares differently from the shares credited to his or her account or who wishes not to vote the Non-Directed shares at all may do so by requesting a separate voting instruction card from National City Bank, Corporate Trust Administration, Dept. 3116, 629 Euclid Avenue, Suite 635, Cleveland, Ohio 44114-3484.

Votes cast by telephone or over the Internet are tabulated by our proxy tabulator and are confidential. Ashland does not have access to individual votes.

Even if you do not have regular Internet access at work, you will be able to view the Proxy Statement and Annual Report and vote online. If you are a dial-up user, we encourage you to access these documents and vote from your office or a local number.

In order for your instructions to the Trustees to be counted, you must vote before 6:00 a.m. Eastern Standard Time on January 26, 2006.

To access the Annual Report and Proxy Statement and vote:

1.	Print out this page or write down your “Control Number” listed above. This number acts as your electronic signature to ensure security of your vote.

2.	Click on this website address (or type this URL address in your browser): http://www.ashland.com/proxy.

3.	Click on the links to view or download the Annual Report and Proxy Statement or to vote. When voting, be sure to follow all instructions including the final “Submit” procedure to ensure that your instructions are received.

To vote by telephone (you will need a touch tone telephone):

1.	Print out this page or write down your “Control Number” listed above. This number acts as your electronic signature to ensure security of your vote.

2.	Dial 1-888-693-8683.

3.	Be sure to follow all instructions including the final confirmation procedure to ensure that your instructions are received.

Sincerely,

David L. Hausrath Senior Vice President, General Counsel and Secretary

Notice of Annual Meeting

The Annual Meeting of Shareholders of Ashland Inc. will be held on Thursday, January 26, 2006, at 10:30 a.m. EST at the Metropolitan Club, 50 E. RiverCenter Boulevard, Covington, Kentucky. Your proxy card for voting at the Annual Meeting is enclosed.

We encourage you to read the Annual Report and Proxy Statement and vote your shares. Per your request, the Annual Report and Proxy Statement are available over the Internet at http://www.ashland.com/proxy.

Your vote is important. We encourage you to vote over the Internet at http://www.cesvote.com, by telephone at 1-888-693-8683, or by returning your proxy card in the envelope provided.

Notice of Annual Meeting

The Annual Meeting of Shareholders of Ashland Inc. will be held on Thursday, January 26, 2006, at 10:30 a.m. EST at the Metropolitan Club, 50 E. RiverCenter Boulevard, Covington, Kentucky. Your proxy card for voting at the Annual Meeting is enclosed.

We encourage you to read the Annual Report and Proxy Statement and vote your shares. Per your request, the Annual Report and Proxy Statement are available over the Internet at http://www.ashland.com/proxy.

Your vote is important. We encourage you to vote over the Internet at http://www.cesvote.com, by telephone at 1-888-693-8683, or by returning your proxy card in the envelope provided.

Notice of Annual Meeting

The Annual Meeting of Shareholders of Ashland Inc. will be held on Thursday, January 26, 2006, at 10:30 a.m. EST at the Metropolitan Club, 50 E. RiverCenter Boulevard, Covington, Kentucky. Your proxy card for voting at the Annual Meeting is enclosed.

We encourage you to read the Annual Report and Proxy Statement and vote your shares. Per your request, the Annual Report and Proxy Statement are available over the Internet at http://www.ashland.com/proxy.

Your vote is important. We encourage you to vote over the Internet at http://www.cesvote.com, by telephone at 1-888-693-8683, or by returning your proxy card in the envelope provided.

NOTICE TO SHAREHOLDERS IN ASHLAND’S EMPLOYEE SAVINGS PLAN OR LEVERAGED EMPLOYEE

STOCK OWNERSHIP PLAN (THE “LESOP”)

As a participant in Ashland’s Employee Savings Plan or the LESOP, you may instruct the Trustees how to vote the Ashland Common Stock credited to your account over the Internet, by telephone or by returning the enclosed proxy card. Your voting instructions also apply to the shares of Ashland Common Stock allocated to participant accounts for which voting instructions are not received on a timely basis by the Trustees (“Non-Directed shares”). Each participant who gives the Trustees instructions acts as a named fiduciary for the plan under the Employee Retirement Income Security Act of 1974, as amended. Any participant who wishes to vote the Non-Directed shares differently from the shares credited to his or her account or who wishes not to vote the Non-Directed shares at all may do so by requesting a separate voting instruction card from National City Bank, Corporate Trust Administration, Dept. 3116, 629 Euclid Avenue, Suite 635, Cleveland, Ohio 44114-3484.

NOTICE TO SHAREHOLDERS IN ASHLAND’S EMPLOYEE SAVINGS PLAN OR LEVERAGED EMPLOYEE

STOCK OWNERSHIP PLAN (THE “LESOP”)

As a participant in Ashland’s Employee Savings Plan or the LESOP, you may instruct the Trustees how to vote the Ashland Common Stock credited to your account over the Internet, by telephone or by returning the enclosed proxy card. Your voting instructions also apply to the shares of Ashland Common Stock allocated to participant accounts for which voting instructions are not received on a timely basis by the Trustees (“Non-Directed shares”). Each participant who gives the Trustees instructions acts as a named fiduciary for the plan under the Employee Retirement Income Security Act of 1974, as amended. Any participant who wishes to vote the Non-Directed shares differently from the shares credited to his or her account or who wishes not to vote the Non-Directed shares at all may do so by requesting a separate voting instruction card from National City Bank, Corporate Trust Administration, Dept. 3116, 629 Euclid Avenue, Suite 635, Cleveland, Ohio 44114-3484.

NOTICE TO SHAREHOLDERS IN ASHLAND’S EMPLOYEE SAVINGS PLAN OR LEVERAGED EMPLOYEE

STOCK OWNERSHIP PLAN (THE “LESOP”)

As a participant in Ashland’s Employee Savings Plan or the LESOP, you may instruct the Trustees how to vote the Ashland Common Stock credited to your account over the Internet, by telephone or by returning the enclosed proxy card. Your voting instructions also apply to the shares of Ashland Common Stock allocated to participant accounts for which voting instructions are not received on a timely basis by the Trustees (“Non-Directed shares”). Each participant who gives the Trustees instructions acts as a named fiduciary for the plan under the Employee Retirement Income Security Act of 1974, as amended. Any participant who wishes to vote the Non-Directed shares differently from the shares credited to his or her account or who wishes not to vote the Non-Directed shares at all may do so by requesting a separate voting instruction card from National City Bank, Corporate Trust Administration, Dept. 3116, 629 Euclid Avenue, Suite 635, Cleveland, Ohio 44114-3484.